UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, May 27, 2021

TWITTER, INC.

1355 MARKET STREET, SUITE 900

SAN FRANCISCO, CALIFORNIA 94103

Dear Stockholders of Twitter, Inc.:

The 2021 annual meeting of stockholders (the “Annual Meeting”) of Twitter, Inc., a Delaware corporation (“Twitter”), will be held on Thursday, May 27, 2021 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and Twitter. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect four Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”);
3.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
5.	To approve an amendment to our amended and restated certificate of incorporation to declassify our board of directors;
6.	To consider and vote upon two stockholder proposals, if each is properly presented at the Annual Meeting;
7.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 5, 2021 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at www.proxyvote.com. You will be asked to enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Twitter.

By order of the Board of Directors,

Jack Dorsey
Chief Executive Officer and Director
San Francisco, California
April ___, 2021

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ii	TWITTER, INC. / 2021 Proxy Statement

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

TWITTER, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Thursday, May 27, 2021

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Twitter, Inc., a Delaware corporation (“Twitter”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 27, 2021 at 10:00 a.m. Pacific Time.

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April __, 2021 to all stockholders entitled to vote at the Annual Meeting.

TWITTER, INC. / 2021 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address or other links provided in this proxy statement are inactive textual references only and are not intended to be incorporated by reference into this proxy statement.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We have implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global footprint. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. Our virtual meeting this year also protects the safety of everyone in light of the COVID-19 pandemic, and takes into account federal, state and local guidance that has been issued. We remain very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit profanity or other inappropriate language for publication. Just like we did when we held in-person meetings, during the live Q&A session of the Annual Meeting, we answer questions as they come in and address those asked in advance, as time permits. A replay and a written transcript of the meeting will be made publicly available on our investor relations site.

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	TWITTER BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
(Proposal No. 1) The election of four Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	33
(Proposal No. 2) The approval, on an advisory basis, of the compensation of our named executive officers (“Say-on-Pay”).	FOR	35
(Proposal No. 3) The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers every ONE YEAR.	ONE YEAR	36
(Proposal No. 4) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	FOR	37
(Proposal No. 5) The approval of an amendment to our amended and restated certificate of incorporation to declassify our board of directors.	FOR	39
(Proposal No. 6) A stockholder proposal regarding a climate report, if properly presented at the Annual Meeting.	AGAINST	40
(Proposal No. 7) A stockholder proposal regarding a director candidate with human and/or civil rights expertise, if properly presented at the Annual Meeting.	AGAINST	42

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Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 5, 2021, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were [________] shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

Stockholders of Record

If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend and vote at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting. For more information on how to attend the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

TWITTER, INC. / 2021 Proxy Statement	3

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
(Proposal No. 1) The election of four Class II directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

Our amended and restated bylaws (the “Bylaws”) provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee).

Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders their resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

(Proposal No. 2) The approval, on an advisory basis, of the Say-on-Pay.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining compensation decisions for our named executive officers.

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(Proposal No. 3) The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.

The frequency (1 Year, 2 Years or 3 Years) receiving the highest number of votes from the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders.

Abstentions will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.

(Proposal No. 4) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 5) The approval of an amendment to our amended and restated certificate of incorporation to declassify our board of directors.

The affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock entitled to vote.

Abstentions and broker non-votes are considered shares outstanding and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal.

(Proposal No. 6) A stockholder proposal regarding a climate report, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 7) A stockholder proposal regarding a director candidate with human and/or civil rights expertise, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

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What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, virtually or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 26, 2021 (have your Notice or proxy card in hand when you visit the website);
•	By toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•	By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•	By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/TWTR2021, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders may also attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TWTR2021, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

What do I need to do to attend the Annual Meeting virtually?

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWTR2021. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

The Annual Meeting live audio webcast will begin promptly at 10:00 a.m. Pacific Time on Thursday, May 27, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What if I have technical difficulties during the check-in time or during the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TWTR2021. Please be sure to check in by 9:45 a.m. Pacific Time on May 27, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;

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•	notifying the Secretary of Twitter, Inc., in writing, at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Dorsey (our Chief Executive Officer), Ned Segal (our Chief Financial Officer) and Sean Edgett (our General Counsel) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April __, 2021 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

We have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker, bank or other nominee will not have discretion to vote on the election of directors, the advisory vote on Say-on-Pay, the advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, the vote on the approval of an amendment to our amended and restated certificate of incorporation to declassify our board of directors, or the stockholder proposals, which are “non-routine” matters, absent direction from you.

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Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us as follows:

Twitter, Inc.

Attention: Investor Relations

1355 Market Street, Suite 900

San Francisco, California 94103

Tel: (415) 222-9670

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 14, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Twitter, Inc.

Attention: Secretary

1355 Market Street, Suite 900

San Francisco, California 94103

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

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•	not earlier than January 28, 2022; and
•	not later than February 27, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2022 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of 2022 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee if you have held 1% of the fully diluted capitalization of the company for at least 12 months prior to the date of the submission of the recommendation. Any such recommendations must comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws is available on our website at https://investor.twitterinc.com. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. All of our directors, other than Mr. Dorsey, our Chief Executive Officer, and Mr. Kordestani, our former Executive Chairman, are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Our board of directors is divided into three classes of directors, each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2021, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Ngozi Okonjo-Iweala stepped down as a member of our board of directors effective February 28, 2021. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	RISK COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees
Jesse Cohn	I I	40	Director	2020	2021	2024	X
Martha Lane Fox	I I	47	Director	2016	2021	2024	X
Fei-Fei Li(1)	I I	44	Director	2020	2021	2024	X
David Rosenblatt	I I	53	Director	2010	2021	2024	X
Continuing Directors
Jack Dorsey	I I I	44	Chief Executive Officer and Director	2007	2022	—
Egon Durban(2)	I I I	47	Director	2020	2022	—	X
Omid R. Kordestani	I	57	Director	2015	2023	—
Patrick Pichette	I I I	58	Independent Board Chair	2017	2022	—	X
Bret Taylor	I	40	Director	2016	2023	—	X
Robert Zoellick(3)	I I I	67	Director	2018	2022	—	X

(1)	Dr. Li was appointed to the compensation committee effective February 15, 2021 replacing Mr. Pichette who resigned therefrom effective February 15, 2021.

(2)	Mr. Durban was appointed to the nominating and corporate governance committee effective February 15, 2021 replacing Mr. Zoellick who resigned therefrom effective February 15, 2021.

(3)	Mr. Zoellick resigned from the nominating and corporate governance committee effective February 15, 2021.

Legend: Chair | Member | Audit committee financial expert

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Board of Directors Experience

✓	Finance and Accounting
✓	Technology Industry
✓	Digital and Social Media
✓	Operation of Global Organizations
✓	Mergers and Acquisitions
✓	Risk Management
✓	Computer Science
✓	Cybersecurity / Cyber Risk
✓	Regulatory
✓	Data Privacy
✓	Information Quality
✓	Machine Learning
✓	Strategic Transformation
✓	International Tax
✓	Intellectual Property
✓	Executive Leadership and Talent Development
✓	Customer Perspective
✓	Company Senior Leadership
✓	Public Company Board Membership
✓	Public Policy
✓	Brand Marketing

TWITTER, INC. / 2021 Proxy Statement	11

Considerations in Evaluating Director Nominees

Our board of directors follow an annual director nomination process that promotes thoughtful and in-depth review of our board and committee composition as well as each individual director throughout the year. Each year, at the beginning of the process, the nominating and corporate governance committee reviews current board and committee composition in context with the company’s strategy to confirm that the traits, attributes and qualifications are aligned with our long-term strategy and continue to promote effective board and committee performance. The outcome of the annual evaluations is used to inform director search priorities as applicable. Each year, the nominating and corporate governance committee reviews incumbent director nominees, evaluates any changes in circumstances that may impact their candidacy, and considers information from the board evaluation process. The nominating and corporate governance committee also identifies potential new director nominees, from time to time using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and stockholders. The nominating and corporate governance committee interviews potential director nominees to explore their qualifications, as applicable (including, without limitation, issues of character, ethics, integrity, judgment, professional experience, independence, area of expertise, strategic vision, length of service, potential conflicts of interest, management, accounting and finance expertise, cybersecurity / cyber risk expertise, machine learning, risk management, talent development and other commitments), interest and availability for board service. Our board believes that our board of directors should be a diverse body. Our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word). Our annual director nomination process is illustrated below.

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Nominees must also have the ability to offer advice and guidance to our management based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Nominees must understand the fiduciary responsibilities that are required of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and applicable committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all meetings of the board of directors and applicable committees.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Upon a recommendation from the nominating and corporate governance committee, the board of directors approves the nomination of director nominees for election at the annual meeting of stockholders.

Our nominating and corporate governance committee is in the process of identifying a new independent director for appointment to our board of directors consistent with our Corporate Governance Guidelines and our interest in continuing to enhance the diversity of our board of directors.

The experiences, qualifications and skills of each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors that the board of directors considered in the nomination of such director are included below the directors’ individual biographies on the following pages. The board of directors concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the board of directors, including the insight each nominee brings to the board of directors’ functions and deliberations.

DIRECTOR ORIENTATION AND EDUCATION

All directors who join our board are required to participate in a “bootcamp” event following their appointment, typically before their first board of directors meeting, which is a robust program designed to provide directors with access to a variety of information and resources on key issues affecting our business. Newly appointed directors meet with members of senior management and select members of the board of directors in order to understand the business and operations of the company, and are given an overview of, among other things, our key priorities and strategies, products, teams, financials, and key corporate governance and legal matters. Our bootcamp event is designed to bring our newly appointed directors up to speed quickly on important developments and issues in the context of our business and help them “hit the ground running” with their board of director and committee duties and responsibilities.

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Nominees for Director

JESSE COHN

Equity Partner, Senior Portfolio Manager, Head of U.S. Equity Activism and member of Management Committee at Elliott Management Corporation

Director since 2020

Age 40

Committees: Risk Committee

Jesse Cohn has served as a member of our board of directors since April 2020. Jesse Cohn is an Equity Partner and a Managing Partner at Elliott Investment Management L.P. Mr. Cohn is also a member of the Management and Global Situational Investment Committees. Mr. Cohn currently serves on the boards of directors of several private companies, including Athenahealth, Inc., since February 2019, ASG Technologies Group, Inc., since December 2017, Gigamon Inc., since December 2017, Quest Software Inc., since October 2016, Goshawk GP Limited, since July 2012 and Travelport Worldwide Ltd., since May 2019, and previously served on the boards of directors of several public companies, as described below. Mr. Cohn is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to joining Elliott in 2004, Mr. Cohn was an analyst in the mergers and acquisitions group at Morgan Stanley. Mr. Cohn earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.

Skills and Expertise:

✓	In-depth knowledge of the technology sector.
✓	Finance and corporate governance expertise.
✓	Outside board experience as a director of several large, complex global public companies, as well as several private companies.

Other Public Company Board Service: eBay Inc., a global e-commerce company (March 2019 – September 2020); Citrix Systems, Inc., an enterprise software company (July 2015 – June 2020); and LogMeIn, Inc., a provider of software as a service and cloud-based remote connectivity services for collaboration, IT management and customer engagement (January 2017 – May 2018)

MARTHA LANE FOX

Founder and Chairperson of Lucky Voice Group Ltd.

Former Co-Founder and Managing Director of lastminute.com

Crossbench Peer in House of Lords

Director since 2016

Age 47

Committees: Audit Committee and Nominating and Corporate Governance Committee (Chair)

Martha Lane Fox has served as a member of our board of directors since April 2016. Since August 2005, Ms. Lane Fox has served as the Founder and Chairperson of Lucky Voice Group Ltd., a private karaoke company. From September 2012 to December 2016, Ms. Lane Fox served as the Chairperson of MakieWorld Ltd., a 3D printing and game company. From 1998 to 2003, Ms. Lane Fox was the Co-Founder and Managing Director of lastminute.com, a travel and leisure website, and remained on the board of directors until 2005. Since December 2017, Ms. Lane Fox has served as a member of the Joint Committee for National Security Strategy. Since May 2018, Ms. Lane Fox has served as a director of Chanel S.A. Since March 2013, Ms. Lane Fox has served as a crossbench peer in the United Kingdom House of Lords.

Since September 2015, Ms. Lane Fox has served as the founder and chair of doteveryone.org.uk, an organization advancing the understanding and use of Internet enabled technologies, and in September 2014 was appointed Chancellor of Open University. Ms. Lane Fox has also served on various private company boards, and is chair of WeTransfer B.V., a European technology company. Ms. Lane Fox holds a B.A. in Ancient History and Modern History from University of Oxford.

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Skills and Expertise:

✓	Global business leadership, operational experience, and management experience as former Co-Founder and Managing Director of lastminute.com.
✓	Outside board experience as a director of a large, complex global public company, as well as several private companies.
✓	Valuable experience in technology and consumer industries.
✓	Government insights as crossbench peer in the United Kingdom House of Lords.

Other Public Company Board Service: None

FEI-FEI LI

Professor at Stanford University

Director since 2020

Age 44

Committees: Compensation Committee and Risk Committee

Fei-Fei Li has served as a member of our board of directors since May 2020. Dr. Li was nominated to serve on the supervisory board of Bayer AG in April 2021. Since 2012, Dr. Li has served as the inaugural Sequoia Professor in the Computer Science Department at Stanford University, and Co-Director of Stanford’s Human-Centered Artificial Intelligence Institute. From 2013 to 2018, Dr. Li served as the Director of Stanford’s Artificial Intelligence Lab. From January 2017 to September 2018, Dr. Li was Vice President, Google Cloud AI and Chief Scientist of AI/Machine Learning at Google Cloud. Dr. Li joined Stanford in 2009 as an assistant professor. Prior to that, from 2007 to 2009, she was on faculty at Princeton University and, from 2005 to 2006 at University of Illinois Urbana-Champaign. Dr. Li is a co-founder and Chairperson of the Board of AI4ALL, a 501(c)(3) nonprofit organization dedicated to increasing diverse human representation in the field of AI and technology. Dr. Li is also an elected member of the National Academy of Engineering. Dr. Li obtained her B.A. degree in physics from Princeton with High Honors, and her PhD degree in electrical engineering from California Institute of Technology (Caltech).

Skills and Expertise:

✓	Extensive research experience in artificial intelligence, machine learning, deep learning and computer vision.
✓	In-depth knowledge of the technology sector.

Other Public Company Board Service: None.

DAVID ROSENBLATT

Chief Executive Officer of 1stdibs.com, Inc.

Director since 2010

Age 53

Committees: Compensation Committee and Nominating and Corporate Governance Committee

David Rosenblatt has served as a member of our board of directors since December 2010. Since November 2011, Mr. Rosenblatt has served as Chief Executive Officer of 1stdibs.com, Inc., an online luxury marketplace. From October 2008 to May 2009, Mr. Rosenblatt served as President of Global Display Advertising at Google Inc., an internet search company (“Google”). Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and served in several executive positions during his tenure, including as Chief Executive Officer from July 2005 to March 2008 and President from 2000 to July 2005. Mr. Rosenblatt holds a B.A. in East Asian Studies from Yale University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as Chief Executive Officer of 1stdibs.com, Inc.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of a large, complex global public company, as well as several private companies, which provides us with important perspectives in an evaluation of our practices and processes.

Other Public Company Board Service: IAC/InterActiveCorp, a media and internet company (December 2008 – Present)

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Continuing Directors

JACK DORSEY

Co-Founder and Chief Executive Officer of Twitter, Inc. and Square, Inc.

Director since 2007

Age 44

Committees: None

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the Chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services (“Square”).

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as co-founder and Chief Executive Officer of Twitter and Square.
✓	In-depth knowledge of the technology sector and experience in developing transformative business models.
✓	Unmatched familiarity with and knowledge of our technologies and product offerings.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of large, complex global public companies.

Other Public Company Board Service: The Walt Disney Company, a multinational media and entertainment company (December 2013 – March 2018) and Square (February 2009 – Present)

EGON DURBAN

Co-CEO of Silver Lake

Director since 2020

Age 47

Committees: Nominating and Corporate Governance Committee

Egon Durban has served as a member of our board of directors since March 2020. Mr. Durban is Co-CEO of Silver Lake, a global technology investment firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. He is also Chairman of the Board of Endeavor and serves on the boards of directors of a number of private companies and several public companies, as described below. Previously, Mr. Durban served on the board of directors and was the Chairman of the operating committee of Skype, served on the supervisory board and operating committee of NXP, and served on the board of directors of MultiPlan. Mr. Durban currently serves on the Business Council and Business Roundtable. Prior to Silver Lake, Mr. Durban worked in Morgan Stanley’s investment banking division. Mr. Durban holds a B.S.B.A. in Finance from Georgetown University.

Skills and Expertise:

✓	In-depth knowledge of the technology sector.
✓	Finance and accounting expertise.
✓	Outside board experience as a director of several large, complex global public companies, as well as several private companies.

Other Public Company Board Service: Qualtrics International Inc., a software company (February 2021 – Present); Unity Software Inc., a software company (June 2020 – Present); VMware, Inc., a software company (September 2016 – Present); Motorola Solutions, Inc., a telecommunications company (August 2015 – Present); Dell Technologies, Inc., a provider of information technology products and services (October 2013 − Present), SecureWorks Corp., a cybersecurity company (December 2015 – May 2020) Pivotal Software, Inc., a software company (September 2016 − December 2019)

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OMID R. KORDESTANI

Former Executive Chairman of Twitter, Inc.

Director since 2015

Age 57

Committees: Risk Committee (Chair)

Omid R. Kordestani has served as a member of our board of directors since October 2015. From October 2015 to June 2020, Mr. Kordestani served as the Executive Chairman of our board of directors. From August 2014 to August 2015, Mr. Kordestani served as Senior Vice President and Chief Business Officer at Google. From May 1999 to April 2009, Mr. Kordestani served as Senior Vice President of Global Sales and Business Development at Google. From 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation. Prior to joining Netscape Communications Corporation, Mr. Kordestani held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a B.S. in Electrical Engineering from San Jose State University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational and organizational experience, corporate strategy experience and management experience as former Senior Vice President and Chief Business Officer of Google.
✓	First-hand experience in successfully leading and managing large, complex global sales, support and service organizations in the technology industry.

Other Public Company Board Service: None

PATRICK PICHETTE

General Partner at Inovia Capital

Former Senior Vice President and Chief Financial Officer of Google Inc.

Director since 2017, Independent Board Chair since 2020

Age 58

Committees: Audit Committee (Chair) and Risk Committee (ex officio)

Patrick Pichette has served as a member of our board of directors since December 2017 and as Independent Board Chair since June 2020. Since April 2018, Mr. Pichette has served as a general partner at Inovia Capital, a Canadian venture capital firm. From August 2008 until July 2015, Mr. Pichette served as Senior Vice President and Chief Financial Officer of Google. From January 2001 until July 2008, Mr. Pichette served as an executive officer of Bell Canada Enterprises Inc., a telecommunications company, including, in his last position, as President, Operations for Bell Canada, and previously as Executive Vice President, Chief Financial Officer, and Executive Vice President of Planning and Performance Management. From 1996 to 2000, Mr. Pichette was a principal at McKinsey & Company, a management consulting firm. From 1994 to 1996, he served as Vice President and Chief Financial Officer of Call-Net Enterprises Inc., a Canadian telecommunications company. Mr. Pichette holds a M.A. in Philosophy, Politics, and Economics from Oxford University, where he studied as a Rhodes Scholar, and a B.A. in Business Administration from Université du Québec à Montréal.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as former Senior Vice President and Chief Financial Officer of Google.
✓	Financial expertise and significant audit and financial reporting knowledge.
✓	Outside board experience as a director of a large, complex global public company.

Other Public Company Board Service: Lightspeed POS Inc., a provider of e-commerce and point of sale solutions (September 2018 – Present); Bombardier Inc., a manufacturer of airplanes and trains (October 2013 – November 2017)

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BRET TAYLOR

President and Chief Operating Officer of Salesforce.com, Inc.

Director since 2016

Age 40

Committees: Compensation Committee (Chair)

Bret Taylor has served as a member of our board of directors since July 2016. Since December 2019, Mr. Taylor has served as the President and Chief Operating Officer of salesforce.com, inc., a customer relationship management company (“Salesforce”). Prior to assuming this role, Mr. Taylor had served as President and Chief Product Officer since November 2017. From September 2012 to November 2017, Mr. Taylor served as the Chief Executive Officer and co-founder of Quip, Inc., a productivity software company (acquired by Salesforce). From August 2009 to July 2012, Mr. Taylor served as Chief Technology Officer of Facebook, Inc. From October 2007 to August 2009, Mr. Taylor served as the Chief Executive Officer of FriendFeed, Inc., a social network. From June 2007 to September 2007, Mr. Taylor served as an entrepreneur-in-residence at Benchmark, a venture capital firm, where he co-founded FriendFeed, Inc. Prior to June 2007, Mr. Taylor served as Group Product Manager at Google, where he co-created Google Maps and the Google Maps API. Mr. Taylor holds a B.S. and a Master’s Degree in Computer Science from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as President and Chief Operating Officer, and former Chief Product Officer, of Salesforce.
✓	In-depth knowledge of the technology sector.
✓	Extensive knowledge of our technologies and product offerings.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of a large, complex global public company.

Other Public Company Board Service: Axon Enterprise, Inc. (f/k/a TASER International, Inc.), a protection technologies company (June 2014 – June 2019)

ROBERT ZOELLICK

Former Chairman of the Board of Directors of AllianceBernstein Holding L.P.

Director since 2018

Age 67

Committees: Audit Committee and Risk Committee

Robert Zoellick has served as a member of our board of directors since July 2018. Since April 2020, he has served as Chair of the International Advisory Council of Standard Chartered Bank. Since July 2019, he has served as a member of the Strategic Council of Swiss Re. From May 2017 to April 2019, Mr. Zoellick served as the Chairman of the Board of Directors of AllianceBernstein Holding L.P., a global investment management firm (“AllianceBernstein”). Since August 2013, Mr. Zoellick has served as a board member of Temasek Holdings (Private) Ltd., a Singaporean corporation principally engaged in the business of investment holding. Since May 2017, he has served as a Senior Counselor to the Brunswick Group, a global public affairs and communications firm. Since July 2012, he has also been a Senior Fellow at the Belfer Center for Science and International Affairs at Harvard University’s Kennedy School of Government.

From October 2013 until September 2016, Mr. Zoellick served as Chairman of the Board of International Advisors at the Goldman Sachs Group. From July 2007 until June 2012, he served as President of the World Bank Group. From 2006 to 2007, he served as Vice Chairman, International and a managing director of Goldman Sachs. Mr. Zoellick served as the Deputy Secretary for the U.S. Department of State from 2005 until 2006 and as the U.S. Trade Representative from 2001 to 2005. From 1985 to 1993, Mr. Zoellick held various posts in the U.S. government, including Counselor to the U.S. Secretary of the Treasury, Under Secretary of State, and Deputy Chief of Staff at the White House. Mr. Zoellick holds a B.A. from Swarthmore College, a J.D. from the Harvard Law School and an M.P.P. from Harvard University’s Kennedy School of Government.

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Skills and Expertise:

✓	Finance and accounting experience as Chairman of the Board of Directors of AllianceBernstein, various positions at Goldman Sachs, and as President of the World Bank Group.
✓	Government and public policy experience from several positions in the U.S. Government, as a Senior Fellow at Harvard University’s Kennedy School of Government, and as a Senior Counselor to the Brunswick Group.
✓	Global business leadership and operational experience as President of the World Bank Group.
✓	Outside board experience as a director of large, complex global public companies.

Other Public Company Board Service: AllianceBernstein (May 2017 – April 2019) and Laureate Education, Inc., a network of for-profit higher institutions (December 2013 – December 2017)

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Director Independence

Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and such director does not have specified relationships with the company.

In addition, audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our board of directors has undertaken a review of the independence of our directors. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that Ms. Lane Fox and Dr. Li, and Messrs. Cohn, Durban, Pichette, Rosenblatt, Taylor and Zoellick are “independent” as that term is defined under the listing standards of the NYSE. As discussed below, all members of our audit and compensation committees also satisfy the heightened independence standards applicable to those committees. Dr. Okonjo-Iweala, a former member of our board of directors who served as a director in 2020, was also independent during the time she served on our board of directors. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including in assessing the materiality of a director’s relationship with the company, considering the issue from the standpoint of the organizations with which the director has an affiliation, and the transactions involving them described in the section titled “Related Person Transactions.”

AGREEMENTS WITH SILVER LAKE AND ELLIOTT MANAGEMENT

On March 9, 2020, we entered into separate agreements (collectively, the “Agreements”) with funds affiliated with Silver Lake (collectively, “Silver Lake”) and Elliott Management Corporation (collectively, “Elliott”). The Agreements include provisions regarding various matters agreed amongst the parties thereto including, but not limited to, the appointment of directors, procedures for determining replacements for the newly appointed directors, voting commitments, “standstills” restricting certain conduct and activities during the periods specified in each Agreement, non-disparagement, restrictions on comments or influence regarding any Twitter policies or rules, or policy or rule enforcement decisions, and other items that are addressed separately in each Agreement. A description of the Agreements and copies thereof are included in a Form 8-K filed with the SEC on March 9, 2020. Pursuant to the Agreements, Egon Durban was appointed to our board of directors on March 12, 2020 and Jesse Cohn was appointed to our board of directors on April 7, 2020.

On March 31, 2021, we amended our agreement with Elliott. Under the amended agreement, we agreed to nominate Jesse Cohn for re-election as a Class II director at the Annual Meeting. Under the amended agreement, the standstill restrictions on Elliott will continue for so long as Mr. Cohn remains on our board of directors. Additionally, our nominating and corporate governance committee is in the process of identifying a new independent director for appointment to our board of directors consistent with our Corporate Governance Guidelines and our interest in continuing to enhance the diversity of our board of directors, and the committee will consult with Mr. Cohn on the identification of the new independent director. Mr. Cohn will resign at such time as such new director is appointed to our board of directors.

MANAGEMENT STRUCTURE COMMITTEE

In March 2020, in connection with the Agreements, our board of directors formed an independent, six-person committee, the management structure committee, that built on the board of directors’ regular evaluation of our leadership structure, evaluated the CEO succession plan, and made recommendations with respect to the company’s staggered board. Messrs. Cohn, Durban, Pichette, Rosenblatt and Taylor and Ms. Lane Fox served as the members of the management structure committee, with Mr. Pichette serving as chairperson. In November 2020, the management structure committee reported to our board of directors that it had concluded its work and gave the following recommendations, which the board accepted:

•	Declassification of Board. Based on the committee’s recommendation, we have included a proposal to amend our amended and restated certificate of incorporation to eliminate our classified board structure, and our board of directors has recommended that stockholders vote in favor of this proposal. If this proposal is approved by the stockholders, the proposed amendment will be filed with the Secretary of State of the State of Delaware, and at each annual meeting of stockholders after 2021, the directors standing for election at such annual meeting of stockholders, if elected, will serve for a one-year term expiring at the next annual meeting of stockholders. The term of the Class II directors standing for election at this year’s Annual Meeting, if elected, will expire on the date of the 2024 annual meeting of stockholders. Other directors who currently have multiple-year terms will continue to serve those terms until they expire.

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•	Current Management Structure. The committee expressed its confidence in management and recommended that our current management structure remain in place.
•	CEO Succession Plan. Working with our CEO, the committee updated our CEO succession plan. Our nominating and corporate governance committee will continue with its responsibilities to oversee the succession plan.

Board Leadership Structure

As previously disclosed, in June 2020 we appointed Patrick Pichette as the Independent Board Chair of our board of directors in order to enhance independent oversight of management and the board. As our Independent Board Chair, Mr. Pichette is responsible for calling separate sessions of the independent directors, setting the agenda, serving as chairperson of meetings of directors, providing feedback to the company’s CEO regarding the executive sessions, serving as spokesperson for the company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Mr. Pichette had previously served as our lead independent director since December 2018. In connection with Mr. Pichette’s appointment as Independent Board Chair, Omid Kordestani stepped down as Executive Chairman of our board of directors, a position he had held since October 2015. Mr. Kordestani continues to serve on our board of directors as a non-employee director.

We believe at this point of time that our board leadership structure of a separate Independent Board Chair and CEO enables these roles to focus on different aspects of the company while providing strong oversight and further reinforces the overall independence of our board of directors.

Board Meetings and Committees

We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. During our fiscal year ended December 31, 2020, our board of directors held 15 meetings (including regularly scheduled and special meetings) and acted by written/electronic consent 12 times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they served during the periods that they served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two directors attended our 2020 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a newly created risk committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

AUDIT COMMITTEE

Our audit committee consists of Messrs. Pichette and Zoellick and Ms. Lane Fox, with Mr. Pichette serving as chairperson. Each of our audit committee members meets the requirements for independence for audit committee members under the listing standards of the NYSE and SEC rules and regulations, and the financial literacy requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Pichette is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Among other responsibilities, our audit committee:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;

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•	establishes and oversees procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviews our policies on risk assessment and risk management;
•	reviews related person transactions; and
•	approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://investor.twitterinc.com. During fiscal 2020, our audit committee held six meetings and acted by written/electronic consent one time.

COMPENSATION COMMITTEE

Our compensation committee consists of Messrs. Rosenblatt and Taylor and Dr. Li, with Mr. Taylor serving as chairperson. Dr. Li was appointed to the compensation committee effective February 15, 2021 replacing Mr. Pichette who resigned therefrom effective February 15, 2021. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director under Rule 16b-3 promulgated under the Exchange Act.

Among other responsibilities, our compensation committee:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers and non-employee directors;
•	administers our equity compensation plans;
•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity compensation plans; and
•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investor.twitterinc.com. During fiscal 2020, our compensation committee held four meetings and acted by written/electronic consent 17 times.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee consists of Messrs. Rosenblatt and Durban and Ms. Lane Fox, with Ms. Lane Fox serving as chairperson. Mr. Durban was appointed to the nominating and corporate governance committee effective February 15, 2021 replacing Mr. Zoellick who resigned therefrom effective February 15, 2021. Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the NYSE rules.

Among other responsibilities, our nominating and corporate governance committee:

•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	conducts periodic reviews of the company’s succession planning process for the company’s executive management team, reporting its findings and recommendations to the board of directors, and assists the board of directors in evaluating potential successors to the company’s executive management team;
•	evaluates the performance of our board of directors and of individual directors;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews developments in corporate governance practices;
•	evaluates our initiatives in sustainability, corporate responsibility and charitable contributions;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

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Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.twitterinc.com. During fiscal 2020, our nominating and corporate governance committee held five meetings and did not take any actions by written/electronic consent.

RISK COMMITTEE

In February 2021, our board of directors formed a risk committee comprised of non-employee directors. Our risk committee consists of Messrs. Cohn, Kordestani and Zoellick and Dr. Li, with Mr. Kordestani serving as chairperson. Mr. Pichette serves as an ex officio member. Each of our risk committee members is a non-management director and, except for Mr. Kordestani, meets the requirements for independence under the listing standards of the NYSE rules.

Among other responsibilities, the risk committee:

•	explores, evaluates, considers, reviews and (if applicable) makes recommendations to the board regarding the company’s risk management infrastructure, framework and activities;
•	periodically reviews major risk exposures and the steps taken to monitor and control those exposures; and
•	oversees designated areas of risk that are not the primary responsibility of another committee of the board, or retained by the board’s direct oversight, including environmental, social and corporate governance (“ESG”).

The risk committee has broad oversight over non-financial compliance matters, including those relating to enterprise-wide risks. The audit committee retains all authority required by the NYSE rules with regard to risk oversight.

Our risk committee operates under a written charter. A copy of the charter of our risk committee is available on our website at https://investor.twitterinc.com. Our risk committee was formed in February 2021 and did not hold any meetings during fiscal 2020.

MAJORITY VOTING WITH DIRECTOR RESIGNATION POLICY

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders their resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to their performance as a director at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at https://investor.twitterinc.com.

TWITTER, INC. / 2021 Proxy Statement	23

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present virtually or by proxy at an annual meeting and entitled to vote thereon. A plurality vote means that the nominees who receive the highest number of votes cast “For” are elected as directors. In such an election you may vote “For” or “Withhold” on each of the nominees for election as a director. Abstentions would have no effect on the outcome of this type of election. Broker non-votes would have no effect on the outcome of this type of election.

BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

Our board of directors and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Every year we conduct interviews of each director to obtain their assessment of the effectiveness of the board of directors and the committees, individual director performance and board of directors’ dynamics. Our Independent Board Chair and our Chief Legal Officer then report the results of these interviews at meetings of the nominating and corporate governance committee and our board of directors, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to our board of directors for review and discussion.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during the last fiscal year is or has been an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K, under the Securities Act. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least 1% of the fully diluted capitalization of the company continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director nominees, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel in writing at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our Bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and should be sent in writing to our Secretary at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the nomination no earlier than January 28, 2022 and no later than February 27, 2022.

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Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our General Counsel at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103.

Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to our Independent Board Chair.

Corporate Governance Overview

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our board of directors and management accountability and helps build public trust in Twitter.

We provide a Governance Resources page on our Investor Relations website (available at: https://investor.twitterinc.com/corporate-governance/governance-resources), which includes information regarding our commitment to corporate responsibility and sustainability. We also publish our Twitter Transparency Report on a biannual basis (available at: https://transparency.twitter.com), which includes detailed information and highlights trends regarding topics including Twitter Rules enforcement, platform manipulation, and legal requests. We also maintain our Twitter Privacy Center (available at: https://privacy.twitter.com) to provide more clarity around what we are doing to protect the information people share with us. In 2021, we will also release our first Global Impact Report, which was prepared to highlight information regarding our ESG programs.

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and the NYSE and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

In the short term, we are committed to instituting various corporate governance reforms including, but not limited to, increasing board diversity and implementing more formal continuing education program for directors and enhanced employee training concerning the company’s governance policies.

Corporate Governance Strengths
Highlights of our corporate governance practices include the following:
✓	80% of directors are independent
✓	Independent Chair of our board of directors
✓	Majority voting with director resignation policy for election of directors
✓	Compensation recovery (clawback) policy for cash-based incentive or performance-based equity compensation in the event of a financial restatement
✓	Thoughtful board refreshment process
✓	100% independent committee members
✓	Succession planning process
✓	Strict anti-hedging, anti-short sale and anti-pledging policies
✓	Robust Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Director participation in orientation and continuing education
✓	Annual board of director and committee self-evaluations
✓	Expansive stockholder outreach program
✓	Periodic reviews of committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Robust director nominee selection process
✓	Risk oversight by full board and committees
✓	Annual Say-on-Pay vote

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STOCKHOLDER OUTREACH

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. Certain members of our board and members of our executive team have engaged with stockholders directly throughout the year. Our board has also directed our management team to seek and encourage feedback from stockholders about our corporate governance practices by conducting additional stockholder outreach and engagement throughout the year. During the past fiscal year, our management team reached out to our top institutional investors collectively holding approximately 48% of our shares outstanding and met with institutional investors holding approximately 21% of our shares outstanding to discuss our corporate governance and executive compensation programs and to answer questions and elicit feedback. These engagement efforts with our stockholders allowed us to better understand our stockholders’ priorities and perspectives, and provided us with useful input concerning our compensation and corporate governance practices, including health and safety, risk management, ESG and human capital management.

While we do not expect that we will be able to address all of our stockholders’ feedback, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant. We believe that our actions advanced our compensation practices and governance in a manner responsive to the input we received from our stockholders and in a manner appropriate for our company. We will continue to review our compensation and governance practices and engage in significant dialogue with our stockholders going forward.

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Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted our Corporate Governance Guidelines that address items such as:

•	director qualifications;
•	director independence;
•	director responsibilities;
•	executive sessions and leadership roles;
•	conflicts of interest;
•	board of directors committees;
•	director access to management and advisors;
•	director compensation;
•	director orientation training and continuing education;
•	leadership development and succession planning;
•	CEO evaluation;
•	stockholder communications with the board of directors; and
•	performance evaluation of the board of directors and its committees.

In addition, our board of directors has adopted our Code of Business Conduct and Ethics which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:

•	our core values;
•	corporate opportunities;
•	fair dealing;
•	compliance with laws and policies;
•	confidentiality;
•	financial integrity and responsibility;
•	protection and use of assets and intellectual property;
•	public communications and financial reporting;
•	reporting violations of law and policies;
•	accountability; and
•	no retaliation.

The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at https://investor.twitterinc.com. We will post any amendments to our Corporate Governance Guidelines, Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage such risks. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deemed appropriate. Oversight of human capital management is an important role of our board of directors. Management updates our board of directors at least annually on our human capital management initiatives and progress. In addition, cybersecurity is a critical part of risk management at Twitter. Management regularly engages with our full board of directors and our audit committee on Twitter’s information security program and its related priorities and controls.

In 2021, our board of directors formed a risk committee to explore, evaluate, consider, review and (if applicable) make recommendations to the board regarding the company’s risk management infrastructure, framework and activities and periodically review major risk exposures and the steps taken to monitor and control these exposures with, particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another committee of the board, or retained by the board’s direct oversight, including ESG. For further information about the Risk Committee, see the section entitled “Board Meetings and Committees – Risk Committee.”

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While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk, as summarized below. In addition, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board of Directors	Strategic, financial, business and operational, legal and compliance, and reputational risks and exposures associated with our business strategy, cybersecurity, privacy, safety of people on Twitter, product innovation and product road map, policy matters, significant litigation and regulatory exposures, significant transactions and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, disclosure controls and procedures, legal and regulatory compliance, financial risk exposures, cybersecurity, cyber risk, liquidity risk, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly reliability, business continuity and capacity.

Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management.

Receives regular reports from management on key cybersecurity, cyber risks and related issues, including secure processing, storage, and transmission of personal and confidential information, such as the personally identifiable information of people on Twitter.

Compensation Committee	Risks and exposures associated with leadership assessment, executive and employee compensation programs and arrangements, including incentive and equity plan structures and practices.
Nominating and Corporate Governance Committee	Risks and exposures associated with board organization, membership and structure, succession planning, corporate governance and overall board effectiveness.
Risk Committee	Risks associated with Twitter’s risk management infrastructure, framework and activities and periodically review major risk exposures and the steps taken to monitor and control those exposures, with particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another committee of the board, or retained by the board’s direct oversight, including ESG.

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Management Succession Planning

Our board of directors believes that the directors and the Chief Executive Officer should collaborate on succession planning and that the entire board should be involved in the critical aspects of the succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, reviewing the company’s leadership pipeline and talent strategies, and making management succession decisions. Management succession is discussed at least annually in board of directors meetings and in executive sessions of the board of directors.

The nominating and corporate governance committee has the primary responsibility to develop succession plans for the company’s management team, which it then presents and makes recommendations on to the full board of directors. Our board of directors’ and our nominating and corporate governance committee’s involvement in our annual succession planning process is outlined in our Corporate Governance Guidelines and the charter of our nominating and corporate governance committee available at https://investor.twitterinc.com.

Directors become familiar with potential successors for management positions through various means, including board dinners, presentations and informal meetings.

KEY OFFICER SUCCESSION PLANNING

In light of the critical importance of executive leadership to our success, we have a succession planning process. This process is focused on key leaders, including our Chief Executive Officer. Periodically, the full board of directors reviews these succession plans and any findings and recommendations as to succession in the event of each key officer’s termination of employment for any reason (including death or disability).

CEO SUCCESSION PLANNING

Our Chief Executive Officer provides an annual review to the board of directors assessing our key officers. This review includes a discussion about development plans for the company’s key officers to help prepare them for future succession, contingency plans and our Chief Executive Officer’s recommendation as to his successor. We recently updated our CEO succession plan in line with recommendations of the management structure committee described further above in the section titled “Board of Directors and Corporate Governance – Management Structure Committee.”

Inclusion and Diversity

We believe the strength of our workforce is critical to our success as we strive to become a more inclusive and diverse technology company. People come to Twitter to freely express themselves. Just as inclusion lives on our platform, we are working to ensure our workplace reflects our service. In 2020, we introduced our vision for our workforce representation: an objective that by 2025, we aspire to have at least half of our global workforce represented by women and at least a quarter of our U.S. workforce represented by under-represented communities. We accompanied our vision with a strategy to help drive progress, including:

•	a company-wide three-year objective focused on diversity and decentralization;
•	clearly-defined targets for workforce representation and inclusion metrics across every executive leader;
•	an internal dashboard accessible to all employees to track progress against our objective;
•	an expanded team of Inclusion & Diversity leaders across our business;
•	refreshing our hiring practices to require diverse slates for all open roles and put inclusive hiring principles at the forefront;
•	a Consistency & Fairness Taskforce to review our employee promotions process; and
•	investing in our employee Business Resource Group leaders, who foster a culture of inclusivity and belonging within our company, including introducing a new formal compensation program.

TWITTER, INC. / 2021 Proxy Statement	29

We have made significant progress towards our inclusion and diversity objectives through leadership, transparency and accountability. For more information please see our quarterly Inclusion and Diversity Report (available at: https://blog.twitter.com/en_us/tags.blog--diversity.html).

Our board of directors also values inclusion and diversity when it seeks and evaluates board candidates. As described above in the section titled “Board of Directors and Corporate Governance—Considerations in Evaluating Director Nominees,” our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word), including differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors. When identifying new board candidates we will continue to focus on candidates that reflect the diversity of the Twitter service.

Our nominating and corporate governance committee is in the process of identifying a new independent director for appointment to our board of directors consistent with our Corporate Governance Guidelines and our interest in continuing to enhance the diversity of our board of directors.

Director Compensation

In December 2013, our board of directors, upon the recommendation of our compensation committee, adopted our Outside Director Compensation Policy for the compensation of our non-employee directors.

The Outside Director Compensation Policy was developed in consultation with Compensia, Inc., an independent compensation consulting firm (“Compensia”). Compensia provided recommendations and competitive non-employee director compensation data and analyses. Our compensation committee considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. Our compensation committee recommended and our board of directors adopted Compensia’s recommendations when it approved our non-employee director compensation program, which we believe provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their non-employee directors.

The compensation committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by Compensia. As part of this analysis, Compensia reviews non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of executive compensation.

Our non-employee directors receive equity compensation under the terms of our 2013 Equity Incentive Plan (the “2013 Plan”) and cash, as described below. The 2013 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. These maximum limits under our 2013 Plan provide that no non-employee director may be granted, in any fiscal year, (i) cash-settled awards having a grant date fair value greater than $4,000,000, but that in the fiscal year that a non-employee director first joins our board of directors, they may be granted a cash-settled award with a grant date fair value of up to $8,000,000; and (ii) stock-settled awards having a grant date fair value greater than $4,000,000, but that in the fiscal year that an outside director first joins our board of directors, they may be granted stock-settled awards having a grant date fair value of up to $8,000,000. The grant date fair values are determined according to generally accepted accounting principles.

Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no compensation for their service as directors.

During 2020, in addition to serving as a director for the full year, Mr. Kordestani remained an employee for part of the year. Consistent with how Mr. Kordestani has been compensated for his service as both an employee and Executive Chairman in the past, Mr. Kordestani received certain cash and equity compensation during 2020 in connection with his employment, and did not receive director fees until he ceased to be an employee. Specifically, during the time he was an employee director, Mr. Kordestani received an annualized base salary of $50,000 and received two PRSU awards with an aggregate grant date fair value of $2,912,600 at target. The PRSU awards Mr. Kordestani received while serving as an employee and Executive Chairman continue to vest in accordance with their terms (similarly to the same terms as the PRSU awards granted to the company's executive officers in 2020) during his ongoing service as a non-employee director. See the section titled "Executive Compensation" for additional information about 2020 PRSU awards.

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In addition, Mr. Pichette became eligible to receive a $12,500 quarterly ($50,000 annually) cash retainer paid in arrears for his service as Independent Board Chair for 2020. Mr. Pichette began receiving payments for his service (which began June 2020) starting September 2020 once the payments were approved by the board of directors.

EQUITY COMPENSATION

On the date of each annual meeting of stockholders, each of our non-employee directors is granted restricted stock units (“RSUs”) having an award value of $225,000 but grant date fair value varies as noted below in the section titled “Director Compensation for 2020”. The shares of our common stock underlying the RSUs vest in quarterly installments beginning on the first quarter following the date of grant (on the same day of the month as the date of grant) but will vest in full on the date of the next annual meeting of stockholders if not fully vested on such date, subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated RSU grant based on the number of months between their appointment date and the date of our next annual meeting of stockholders. Mr. Kordestani did not receive an award of RSUs for his service as a director in 2020. The equity awards he received as an employee prior to his employment termination date in 2020 continue to vest in accordance with their terms during his service as a director.

As of the date of this proxy statement, all non-employee directors who hold unvested equity awards would be subject to accelerated vesting if their services were to be terminated in connection with a change of control.

CASH COMPENSATION

Each of our non-employee directors receives a quarterly cash fee of $12,500 for serving on our board of directors. In addition, members of the three standing committees of our board of directors are entitled to the following quarterly cash fees:

BOARD COMMITTEE	CHAIRPERSON FEE	MEMBER FEE
Audit Committee	$7,500	$2,500
Compensation Committee	$5,000	$2,500
Nominating and Corporate Governance Committee	$3,750	$2,500
Risk Committee	$3,750	$2,500

Our non-employee directors may elect to receive any cash fees that they would otherwise be entitled to receive under our Outside Director Compensation Policy in the form of additional RSUs. Such election must be made no later than two weeks prior to the date of the annual meeting of stockholders on which the annual grant of RSUs described above will be made and the value of the RSUs granted at such annual meeting of stockholders will be increased by the amount of fees that would have otherwise been paid in cash. Messrs. Durban, Rosenblatt and Taylor elected to take $50,000, $85,000 and $60,000, respectively, of their cash fees in RSUs.

DIRECTOR COMPENSATION FOR 2020

The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2020.

DIRECTOR	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	TOTAL ($)
Jesse Cohn(2)	33,333	243,722	277,055
Egon Durban(3)	—	320,809	320,809
Martha Lane Fox(4)	70,000	224,975	294,975
Fei-Fei Li(5)	29,167	224,975	254,142
Ngozi Okonjo-Iweala(6)	55,833	224,975	280,808
Omid Kordestani(7)	29,167	2,912,600	2,941,767
Patrick Pichette(8)	90,000	224,975	314,975
David Rosenblatt(9)	35,417	309,998	345,415
Bret Taylor(10)	—	284,997	284,997
Robert Zoellick(11)	78,333	224,975	303,309

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(1)	The amounts reported represent the grant date fair value of RSUs granted in 2020. Amounts shown may vary from our Outside Director Compensation Policy due to changes in our share price from the date the number of equivalent shares was determined and the grant date. Such value does not take into account any forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 17, 2021.

(2)	As of December 31, 2020, Mr. Cohn held 3,402 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(3)	As of December 31, 2020, Mr. Durban held 4,158 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(4)	As of December 31, 2020, Ms. Lane Fox held 3,402 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(5)	As of December 31, 2020, Dr. Li held 3,402 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(6)	As of December 31, 2020, Dr. Okonjo-Iweala held 3,402 RSUs which ordinarily would have vested in quarterly installments similar to other RSU awards granted to directors. Any RSUs remaining unvested as of Dr. Okonjo-Iweala’s departure date from our board of directors that were canceled effective February 28, 2021.

(7)	As of December 31, 2020, Mr. Kordestani held the following awards: (i) 40,000 TSR PRSUs at target awarded in 2019 which will vest 100% based on our stock price performance versus the NASDAQ Internet Index following a two-year performance period, subject to continued service, (ii) 60,000 Financial PRSUs at target awarded in 2020 which vest one-third per year over three years following a one-year performance period, subject to continued service, and (iii) 40,000 TSR PRSUs at target awarded in 2020 which vest 100% based on Twitter stock price performance versus the NASDAQ Internet Index following a three-year performance period, subject to continued service. These PRSUs are subject to the same vesting conditions as the PRSUs granted to our named executive officers in 2020. For more information relating to the vesting conditions for these PRSU awards, see the section entitled “Executive Compensation—2020 PRSUs” below.

(8)	As of December 31, 2020, Mr. Pichette held 3,402 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(9)	As of December 31, 2020, Mr. Rosenblatt held 4,687 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date. As a result of Mr. Rosenblatt leaving the nominating and corporate governance committee as a result of changes to the committee structures on February 15, 2021, Mr. Rosenblatt’s service did not continue through such RSUs’ vesting date and he will pay back to Twitter any amounts owed.

(10)	Mr. Taylor elected to receive all cash fees in the form of RSUs. As of December 31, 2020, Mr. Taylor held 4,309 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

(11)	As of December 31, 2020, Mr. Zoellick held 3,402 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 27, 2021, subject to continued service through each such vesting date.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, four Class II directors will be elected for a three-year term to succeed the Class II directors whose term is then expiring. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jesse Cohn, Martha Lane Fox, Fei-Fei Li and David Rosenblatt as nominees for election as Class II directors at the Annual Meeting. If elected, Messrs. Cohn and Rosenblatt and Mses. Lane Fox and Li will serve as Class II directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal, provided, that, we agreed to nominate Mr. Cohn for re-election pursuant to the terms of an agreement with funds affiliated with Elliott Management Corporation described above in the section titled “Agreements with Silver Lake and Elliott Management” and Mr. Cohn will resign at such time as a new independent director is appointed to our board of directors in accordance with the terms of such agreement. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Cohn and Rosenblatt, Mses. Lane Fox and Li. We expect that each of Messrs. Cohn and Rosenblatt and Mses. Lane Fox and Li will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders their resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to their performance as a director at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at https://investor.twitterinc.com.

TWITTER, INC. / 2021 Proxy Statement	33

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present virtually or by proxy at an annual meeting and entitled to vote thereon. The election of directors at the Annual Meeting is not a contested election, and therefore majority voting will apply.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

34	TWITTER, INC. / 2021 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to approve, on an advisory, or non-binding, basis the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Since 2014, we have held our Say-on-Pay vote every year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our board of directors or our compensation committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis” below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the Say-on-Pay requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers continue to be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our named executive officer compensation should be held every year, two years or three years.

Our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “ONE YEAR”.

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PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2021. PwC has served as our independent registered public accounting firm since the fiscal year ended December 31, 2009.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended December 31, 2019 and 2020.

	2019	2020
	(IN THOUSANDS)
Audit Fees(1)	$6,306	$6,520
Audit-Related Fees(2)	$1,721	$607
Tax Fees(3)	$2,536	$3,338
All Other Fees(4)	$18	$17
Total Fees	$10,581	$10,482

(1)	Audit Fees consist of fees for professional services rendered in connection with the review of our financial statements presented in our Quarterly Reports on Form 10-Q and the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisitions and procedures related to other attest services. Fees for our fiscal years ended December 31, 2019 and 2020 also consisted of professional services rendered in connection with our securities offerings.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of fees for permitted products and services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2020, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

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Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal years ended December 31, 2019 and 2020 were pre-approved by our audit committee in accordance with this policy.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

38	TWITTER, INC. / 2021 Proxy Statement

PROPOSAL NO. 5 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Our amended and restated certificate of incorporation divides our board of directors into three classes, designated as Class I, Class II and Class III. One class is elected at each annual meeting of stockholders, to hold office for a term beginning on the date of the election and ending on the date of the third annual meeting of stockholders next succeeding their election.

After careful consideration, and taking into account the input of our stockholders, and the recommendation of our management structure committee and our nominating and corporate governance committee, our board of directors has determined that it would be in the best interests of Twitter and our stockholders to declassify our board of directors to allow the stockholders to vote on the election of the entire board of directors each year, rather than on a staggered basis. In recommending that stockholders vote in favor of declassifying our board of directors, both the advantages and disadvantages of a classified board structure were considered. The proposed amendment to our amended and restated certificate of incorporation is set forth in Appendix A to this Proxy Statement. In addition, our board of directors has also conditionally approved, subject to stockholder approval of this proposal, amendments to our amended and restated bylaws, in order to further implement the changes under this proposal.

If this amendment to our amended and restated certificate of incorporation is approved by our stockholders, beginning at the 2022 annual meeting of stockholders, each of the nominees for director in 2022 would stand for election for a one-year term. At the 2023 annual meeting, each of the directors elected at the 2022 annual meeting and each of the nominees for director at the 2023 annual meeting would be elected for a one-year terms. At the 2024 annual meeting and at annual meetings after 2024, all of the nominees for director be elected for a one-year term. This would result in the entire board of directors being elected annually for one-year terms beginning at the 2024 annual meeting of stockholders. Other directors who currently have multiple-year terms will continue to serve those terms until they expire. Vacancies which may occur during the year may be filled by vote of a majority of the remaining members of the board of directors and each director so appointed shall serve for a term which will expire at the next annual meeting of stockholders. Notwithstanding the foregoing, in all cases, each director will hold office until their successor is duly elected and qualified, or until their earlier resignation or removal.

If our stockholders do not approve this proposed amendment to our amended and restated certificate of incorporation, then our board of directors will remain classified.

Vote Required

The approval of the amendment to our amended and restated certificate of incorporation to declassify our board of directors requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS.

TWITTER, INC. / 2021 Proxy Statement	39

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL REGARDING A CLIMATE REPORT

As You Sow, 2150 Kittridge St., Suite 450, Berkeley, CA 94704, has represented that it is the beneficial owner of at least $2,000 in market value of Twitter’s common stock and has given notice of its intention to present the proposal below at the Annual Meeting. The proposal and the proponent’s supporting statement appear below.

The board of directors opposes adoption of the proposal and asks stockholders to review our opposition statement, which follows the proponent’s proposal and supporting statement.

Proposal and Supporting Statement by Stockholder Proponent

RESOLVED

Shareholders request that Twitter Inc. (“Twitter”) request the board of directors issue a report, at reasonable expense and excluding confidential information, disclosing Twitter’s climate policies, performance, and improvement targets responsive to the indicators set forth in the Net Zero Benchmark (as defined below), or any rationale for failure to adopt such metrics.

SUPPORTING STATEMENT

The increasing rate and number of climate-related disasters affecting society is raising alarms within the executive1, legislative2, and judicial3 branches of government, making the corporate sector’s contribution to climate mitigation a significant policy issue.

The Commodity Futures Trading Commission’s Climate Related Risk Subcommittee recently issued a report4 finding that climate change poses a significant risk to, and could impair the productive capacity of, the U.S. economy.

Shareholders are increasingly concerned about material climate risk to both their companies and their portfolios and seek clear and consistent disclosures from the companies in which they invest.

In response to material climate risk, the steering committee of the Climate Action 100+ initiative (CA100+), a coalition of more than 500 investors with $52 trillion in assets, issued a Net Zero Company Benchmark (Net Zero Benchmark) calling on carbon emitting companies to work toward reducing greenhouse gas (GHG) emissions to net zero, improving climate governance, and providing specific climate related financial disclosures.5

The Net Zero Benchmark includes ten indicators of company alignment with the Paris Agreement including a statement of ambition to achieve net zero greenhouse gas emissions by 2050 for the Company’s scope 1, 2, and applicable scope 3 emissions in alignment with the Paris 1.5 degree goal.

Failure to address such critical climate issues may have a negative effect on our Company’s cost of capital and shareholders’ financial returns. BlackRock notes that investment flows into “sustainable” and climate aligned assets will drive long term outperformance relative to companies perceived as having weaker sustainability characteristics.6 7

Twitter discloses no GHG emissions data. The company states a goal for its current data centers to achieve 100 percent carbon neutral power by 2022, without defining ‘carbon neutral power.’ The company states it is offsetting current carbon emissions, but lacks clarity as to whether all Scope 1-3 emissions are being offset.8 Twitter is also lagging behind peers, many of which have made pledges, aligned with achieving net zero emissions by 2050. For example, Google pledged it will run entirely on carbon-free, not carbon neutral, energy at all times by 2030.9 Salesforce has validated its GHG targets through the Science-Based Targets Initiative."10

1 https://www.cnn.com/2020/11/11/politics/climate-executive-actions-joe-biden/index.html

2 https://www.govtrack.us/congress/bills/subjects/climate_change_and_greenhouse_gases/6040#sort=-introduced_date

3 https://www.nature.com/articles/d41586-020-00175-5

4 https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20Climate-Related%20Market%20Risk%20-%20Managing%20Climate%20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf

5 https://www.climateaction100.org/wp-content/uploads/2020/12/Net-Zero-Benchmark-Indicators-12.15.20.pdf

6 https://www.blackrock.com/corporate/compliance/insights-terms-and-conditions?targetUrl=%2Fcorporate%2Fliterature%2Fwhitepaper%2Fbii-portfolio-perspectives-february-2020.pdf

7 https://www.morningstar.com/articles/994219/sustainable-funds-continue-to-rake-in-assets-during-the-second-quarter

8 https://blog.twitter.com/en_us/topics/company/2020/earth-day-2020.html

9 https://www.greentechmedia.com/articles/read/google-pledges-24-7-carbon-free-energy-by-2030

10 https://www.salesforce.com/content/dam/web/en_us/www/documents/white-papers/step-up-commitments.pdf

40	TWITTER, INC. / 2021 Proxy Statement

Shareholders ask our Company to provide disclosure that satisfies the Net Zero Benchmark metrics to reduce material governance, financial, and regulatory risk, and materially increase the potential for strong financial performance.

The Company’s Statement of Opposition

Climate change presents global challenges and risks, and businesses must play a leadership role in creating solutions that protect the environment and drive inclusive economic growth. At Twitter, we believe that taking prudent, practical and cost-effective actions to address climate change risks on the societal level is the right thing to do. Twitter actively pursues opportunities to meet customers’ needs in an environmentally sound way. Mitigation of greenhouse gas emissions, adaptation to climate change, and continuation of scientific and technological research should all be considered.

Twitter will make available its first Global Impact Report that addresses a number of these requests and describes the steps that have been taken to address the challenge of climate change. The Global Impact Report discloses how we are working to minimize our environmental footprint. We have pledged to the Science Based Targets Initiative which aligns Twitter to the Paris Climate Agreement, and limiting global temperature rise to 1.5°C above pre industrial levels and reach net zero by 2050 to support the global agreement and avoid the worst impacts of climate change. We are committed to taking a science-based approach to develop a plan and disclosing our strategy to reduce CO2 emissions. We have conducted our first Verification Statement for our Carbon Emissions for the calendar years 2019 and 2020, which has been audited by Lucideon, a third party verifier and CDP Accredited Provider.

Twitter has also created a new Director of Sustainability role, which is the first full-time role dedicated to support climate change efforts at Twitter. Twitter’s current environmental policies and efforts to communicate those policies to regulators, shareholders and the public already accomplish the essential objectives of the proposal, and we believe that requests to set specific targets and then to prepare the related report are both unnecessary and an inefficient use of Twitter’s resources.

Due to the nature of Twitter’s business, preparation of reports beyond what is already produced would be an onerous task. In addition, preparing a report in such detail would necessarily divert important resources from alternate endeavors that the board and management deem to be in the best interests of Twitter and its shareholders.

For the above reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of this Proposal No. 6 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 6

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PROPOSAL NO. 7 STOCKHOLDER PROPOSAL REGARDING A DIRECTOR CANDIDATE WITH HUMAN AND/OR CIVIL RIGHTS EXPERTISE

Arjuna Capital, 1 Elm Street, Manchester, MA 01944 has represented that it is the beneficial owner of at least $2,000 in market value of Twitter’s common stock and has given notice of its intention to present the proposal below at the Annual Meeting. The proposal and the proponent’s supporting statement appear below.

The board of directors opposes adoption of the proposal and asks stockholders to review our opposition statement, which follows the proponent’s proposal and supporting statement.

Proposal and Supporting Statement by Stockholder Proponent

RESOLVED

Shareholders request that Twitter Inc. (“Twitter”) nominate for the next Board election at least one candidate who: (a) has high level of human and/or civil rights experience and is widely recognized as such as determined by the Board, and (b) will qualify as an independent director.

SUPPORTING STATEMENT

Shareholders believe Twitter requires expert, board level oversight of civil and human rights issues to assess risk and develop strategy to avoid causing or contributing to widespread violations of human or civil rights, such as voter suppression, disinformation and hate campaigns, or violence.

Twitter reports “…if we are not able to address user concerns regarding the safety and security of our products and services or if we are unable to successfully prevent or mitigate…abusive…behavior on our platform, the size of our engaged user base may decline.”

White supremacists were responsible for the most domestic extremist violence since 1995 – 39 out of 48 deaths in 2019. Henry Fernandez, Center for American Progress, said “The muted efforts of giant social media companies to address racial violence and hate crimes perpetuated via their platforms have had terrible consequences,” noting “white nationalist rhetoric being fueled on social media leading to real-world violence including mass killings in El Paso, Texas; Gilroy, California; and, Christchurch, New Zealand.”

In October 2020, Chairwoman, Subcommittee on Cybersecurity, Infrastructure Protection, and Innovation called out Twitter’s use by malicious actors attempting to silence Black voters and sow racial division requesting disclosure of “measures put in place to counter voter suppression, interference, and disinformation targeting Black voters.” A Senate report on Russia’s role in the United States’ elections and social media platforms’ role concluded, “No single group of Americans was targeted by information operatives more than African Americans.”

Twitter enabled police to surveil Black Lives Matter protests through a data startup,” a practice that potentially exposes people — particularly Black, Indigenous, and people of color – to further surveillance and state violence.”

Amnesty International revealed a “shocking scale of online abuse against women. “ with “troublesome” tweets sent once every 30 seconds on average, disproportionately targeting black women…contributing to the silencing of already marginalized voices.”

Ranking Digital Rights reports: “Facebook, Google (Youtube), and Twitter lack oversight and risk assessment mechanisms that could help them identify and mitigate the ways that their platforms can be used by malicious actors to organize and incite violence or manipulate public opinion.”

As fiduciaries, our Board is responsible for stewardship of business performance and long term strategic planning, in light of risk factors like widespread violations of human and civil rights.

42	TWITTER, INC. / 2021 Proxy Statement

The Company’s Statement of Opposition

Promoting healthy conversation is built into every facet of Twitter’s culture, including our product and policy implementation and design. From our work to prevent dehumanizing speech, to the ways in which we leverage tech to tackle abuse, and our work with industry peers to counter terrorism, the impact we have made in these areas continues to grow and evolve as the public conversation around us does too. Using a combination of product, technology, and human review, we are scaling our efforts and the level of sophistication at the Tweet and account level to be able to take more and more proactive action to reduce the burden on our customers.

We have a Human Rights team at Twitter who think through and work on human rights issues for the company every day, and we have established a Civil Rights Task Force. We also look to outside experts — safety advocates, academics and researchers, public comment periods, expert organizations, and community groups — to help us evaluate our products, policies, and programs. Much of this work happens through the Twitter Trust and Safety Council, its issue-specific advisory groups, and special ad-hoc groups that convene on certain topics. Those topics include Online Safety and Harassment, Human and Digital Rights, Child Sexual Exploitation, Suicide Prevention and Mental Health, and Dehumanization. Additionally, we regularly partner with organizations around the world that provide operational and educational support, tools, and resources to keep people on Twitter safe.

Whether it’s child protection or countering violent extremism online, we increasingly work with our peers to advance our efforts to protect the public conversation. From the Global Internet Forum to Counter Terrorism to the Santa Clara Principles, the Technology Coalition, the Christchurch Call and the Digital Trust and Safety Partnership, these cross-functional spaces allow collaboration, provide best practice advice, and ensure we are providing feedback to growing companies on how they can build their efforts to keep people safe. Twitter will make available its first Global Impact Report that addresses a number of the proponent’s concerns and describes the steps that have been taken to address violations of human and/or civil rights. We believe the details outlined in our Global Impact Report demonstrate the continuing success of our workplace health and safety measures and our commitment to improving them even further and our board of directors believes that this proposal would not benefit the company or our stockholders.

Security and privacy are critical components of our risk management, with our Risk and Audit Committees having responsibility for oversight of risks related to these areas. Management regularly engages with our full board of directors and our Risk Committee on Twitter’s security and privacy programs and their related priorities and controls. Twitter believes it has sufficient board level oversight to assess risk and develop strategy to avoid causing or contributing to widespread violations of human or civil rights.

Our board of directors also values inclusion and diversity when it seeks and evaluates board candidates. As described above in the section titled “Board of Directors and Corporate Governance—Considerations in Evaluating Director Nominees,” our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word), including differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors. Given our policies and ongoing efforts regarding diversity on the board, we do not believe that adding a specific role for a human and/or civil rights expert is necessary and would not benefit the company or our stockholders.

For the above reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of this Proposal No. 7 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 7

TWITTER, INC. / 2021 Proxy Statement	43

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by Twitter’s board of directors, which is available on Twitter’s website at https://investor.twitterinc.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Twitter’s financial reporting process, Twitter’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Twitter’s consolidated financial statements. Twitter’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Twitter’s consolidated financial statements and of Twitter’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Twitter’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;
•	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•	received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission (“SEC”).

Respectfully submitted by the members of the audit committee of the board of directors:

Patrick Pichette (Chair)

Martha Lane Fox

Robert Zoellick

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Jack Dorsey	44	Chief Executive Officer and Director
Ned Segal	46	Chief Financial Officer
Vijaya Gadde	46	Chief Legal Officer and Secretary
Matthew Derella	43	Customers Lead
Michael Montano	35	Engineering Lead

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services. Mr. Dorsey currently serves on the board of directors of Square, Inc.

Ned Segal has served as our Chief Financial Officer since August 2017. From January 2015 to August 2017, Mr. Segal served as Senior Vice President of Finance of Intuit Inc. From April 2013 to January 2015, Mr. Segal served as Chief Financial Officer of RPX Corporation. From 1996 to April 2013, Mr. Segal held various positions at Goldman Sachs & Co. Mr. Segal holds a B.S. in Spanish from Georgetown University.

Vijaya Gadde has served as our Chief Legal Officer since February 2018 and Secretary since August 2013, as our General Counsel from August 2013 to February 2018, as our head of communications from July 2015 to August 2016 and as our Director, Legal from July 2011 to August 2013. Ms. Gadde is also a member of the Board of Trustees of New York University School of Law, the Board of Directors of Guardant Health and the Board of Directors of Mercy Corps. From October 2010 to July 2011, Ms. Gadde served as Senior Director and Associate General Counsel, Corporate, at Juniper Networks, Inc., a provider of network infrastructure products and services. From October 2000 to April 2010, Ms. Gadde was an attorney at Wilson Sonsini Goodrich & Rosati, P.C. Ms. Gadde holds a B.S. in Industrial and Labor Relations from Cornell University and a J.D. from New York University School of Law.

Matthew Derella has served as our Customers Lead since February 2018, as Global VP, Twitter Client Solutions from July 2016 to February 2018, as VP, US Direct Sales Organization from March 2013 to July 2016 and as Director, Agency Development and Brand Strategy from October 2012 to March 2013. Prior to joining Twitter, Mr. Derella served in various leadership roles at Google and also worked at The Weather Channel Companies leading marketing solutions for its largest revenue teams. Mr. Derella holds a B.A. in English from Georgetown University and is an inductee in the Advertising Hall of Achievement.

Michael Montano has served as our Engineering Lead since July 2018. Before joining Twitter, Mr. Montano co-founded BackType to focus on organizing online conversations and helping people follow what was being talked about. BackType created and open-sourced the Apache Storm project, a distributed realtime computation system. BackType was acquired by Twitter in 2011. Since joining Twitter, Mr. Montano has led teams across the platform, advertiser products and the consumer product. Mr. Montano holds a BASc Electrical and Computer Engineering from the University of Toronto.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation programs during fiscal year 2020 that ended December 31, 2020 for the following named executive officers (“NEOs”):

●	Jack Dorsey, Chief Executive Officer (“CEO”)
●	Ned Segal, Chief Financial Officer (“CFO”)
●	Vijaya Gadde, Chief Legal Officer and Secretary
●	Matthew Derella, Customers Lead
●	Michael Montano, Engineering Lead

BUSINESS OVERVIEW

Twitter is what’s happening in the world and what people are talking about right now.

Our primary product, Twitter, is a global platform for public self-expression and conversation in real time. Twitter allows people to consume, create, distribute and discover content and has democratized content creation and distribution. Through Topics, Interests, and Trends, we help people discover what’s happening live. We also continue to implement live broadcasts and on-demand video content across Twitter, including through partnerships with media outlets and our platform partners. Media outlets and our platform partners also help extend the reach of Twitter content by distributing Tweets beyond our products to complement their content. People can also express themselves using creation tools like Voice Tweets and Fleets, which allows everyone to start conversations in a new way – with their voice or with their fleeting thoughts using text, reactions to Tweets, photos or videos.

In 2020, we continued our work to serve the public conversation by helping people find trusted sources of information and better organizing and surfacing the many topics and interests that bring people to Twitter. We are making it easier to follow and participate in healthier conversations by rolling out new conversation settings globally, and giving people everywhere more control over the conversations they start on Twitter. In addition, we made significant progress on our brand and direct response roadmap with updated ad formats, stronger attribution, and improved targeting. We also continued to iterate on our revamped Mobile Application Promotion offering. We furthered our efforts to improve the health of the platform, as we work to make sure that people and advertisers feel safe being a part of the conversation and are able to find credible information on our service. Major areas of focus within health include reducing abuse, providing more context around misinformation, and protecting the integrity of civic-related conversations.

2020 EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation programs are designed to tie award outcomes to the achievement of financial and performance outcomes, as well as returns to our stockholders. Our fiscal year 2020 compensation programs reflect this approach.

●	Increased Performance-Based Pay Mix. In 2020, our compensation committee adopted a traditional approach more reflective of how companies compensate their executives by adding an annual cash incentive to reward achievement of rigorous short-term performance objectives, as an enhancement to the primary elements of our historical compensation program of base salary and long-term equity compensation.
●	New Annual Executive Incentive Compensation Plan (“Annual Incentive Plan”). In 2020, our compensation committee approved an annual cash incentive plan that emphasized the results of revenue, profitability and individual performance. To strengthen the annual incentive program and drive a pay-for-performance culture, the compensation committee established a threshold level of performance requirement in order to fund any payout under the plan.
●	2020 Annual Incentive Plan Payouts Tie to Performance. In 2020 we did not achieve the revenue and profitability expectations set by our compensation committee but we did exceed the threshold level of performance for the revenue metric to fund an award at 32% of target under the Annual Incentive Plan. For more discussion of executive annual incentive awards, see the section titled “Annual Incentive Plan” below.

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●	Performance-Based RSU (“PRSU”) Results Tie to Performance. The two-year performance period for the 2019-2020 relative Total Shareholder Return (“TSR”) award that was granted in fiscal year 2019 and the one-year performance period for the 2020 Revenue and Operating (“Financial”) award under our PRSU program ended at the end of fiscal year 2020. Under these programs, 52% of the 2019-2020 relative TSR PRSUs and 50% of the 2020 Financial PRSUs were earned based on actual results.
●	Longer PRSU Performance Period and PRSU and RSU Vesting Schedules. To more closely align with market and investor best practices, we adopted a longer performance period for our relative TSR PRSUs granted in 2020, moving from a two-year performance period to a three-year performance period, with any earned relative TSR PRSUs vesting at the end of the three-year performance period. We also modified the vesting schedule for Financial PRSUs granted in 2020 that may be earned from a one-year cliff vest after the performance period to annual vesting over a three-year period. Finally, for our time-based RSUs, we adopted a quarterly vesting schedule over a four-year period. All vesting is subject to continued service through the applicable vesting dates.

●	Continued Emphasis on Pay-for-Performance. Approximately 93% of the target total direct compensation opportunities for our NEOs as a group (other than our CEO) in fiscal year 2020 was comprised of at-risk compensation (cash incentive bonus and equity awards at target). We believe having a significant amount of compensation at-risk motivates our executives and aligns the interests of our NEOs with those of our stockholders.

We believe awarding a significant portion of pay in the form of compensation directly linked to our stock price motivates our executive team to focus on growing our business over the long term and aligns our executives’ interests with those of our stockholders. Our pay-for-performance philosophy is reflected in the following chart depicting the composition of our NEOs target total direct 2020 compensation on average as a group (excluding our CEO who declined all compensation other than a base salary of $1.40).

RESPONSE TO STOCKHOLDER ENGAGEMENT AND 2020 SAY-ON-PAY VOTE

We value the feedback of our stockholders. Following our 2020 annual meeting of stockholders, we continued to engage our institutional stockholders to better understand their perspectives on our executive compensation practices and related governance topics. In 2020, our management team reached out to our top institutional investors collectively holding approximately 48% of our shares outstanding and met with institutional investors holding approximately 21% of our shares outstanding for feedback on certain elements of our compensation program. The Twitter participants in these meetings included members of our compensation, legal, operations, and investor relations teams, as well as our Independent Board Chair in several meetings. This effort supplemented ongoing communications between our management and stockholders regarding our financial performance, and expanded upon the outreach to stockholders prior to and in connection with our 2020 annual meeting of stockholders. Our objectives were to gain a better understanding of stockholders’ views on our executive compensation practices and policies and related governance topics. In general, our stockholders expressed that our executive compensation practices and programs were reasonable, but encouraged us to adopt a longer-term view on vesting and/or performance period for PRSU awards. In response, we made changes to our PRSU award program in 2020 to provide both longer-term vesting and performance periods, as described in the section titled “2020 Executive Compensation Highlights, and including changes to our Annual Incentive Plan that go into effect in 2021 (see the section titled “Executive Compensation—Changes To Our Executive Compensation Programs For 2021” below). Our compensation committee and board of directors are committed to maintaining a pay-for-performance alignment in our executive compensation programs and will continue to solicit feedback from our stockholders regarding our compensation programs, policies and practices.

TWITTER, INC. / 2021 Proxy Statement	47

At our 2020 annual meeting, over 97% of the votes cast approved, on an advisory basis, our NEOs compensation and disclosures for fiscal year 2019. We believe that the results of this vote affirm our stockholders’ support of our approach to executive compensation.

COMPENSATION APPROACH IN 2020

We evaluate our executive compensation programs on an annual basis, and our compensation committee considers a number of factors in making decisions about our executive compensation program, including input from the compensation committee’s independent outside consultant, management, and stockholders (including the over 97% support we received from our stockholders in our 2020 stockholder advisory vote on executive compensation). Following this evaluation, our compensation committee made changes to our executive compensation programs in 2020 to further align executive interest with those of our stockholders and further strengthen these programs.

Our compensation committee adopted a compensation program mix comprised of base salary, annual incentive, and equity incentive awards. In adopting the pay mix approach, our compensation committee assessed base salary and annual cash incentive plan opportunities together (“Target Cash Compensation”) within the context of market competitiveness. Our compensation committee elected to make no adjustments to base salary and established competitive target incentive levels based on an assessment of similar roles in the market and as compared to our compensation peers. At his own recommendation to the compensation committee, Mr. Dorsey elected to forego any compensation for 2020 other than a base salary of $1.40.

Under our equity program, our compensation committee further emphasized our pay-for-performance culture by using an approximate 50/50 dollar value mix of RSU and PRSU awards at target value.

Additionally, our compensation committee made changes to our equity compensation program that were designed to enhance the focus of our executive team on longer-term performance and retention. Specifically, the compensation committee (i) transitioned from a highly individualized vesting schedule to a uniform 4-year quarterly vesting schedule for our time-based RSU awards, (ii) revised the 2020 Financial PRSU award to maintain the 1-year performance period but vest any earned award annually over 3-years instead of immediate vesting at the end of the performance period, and (iii) revised the 2020 TSR PRSU award from a 2-year performance period with 100% vesting for any earned awards to a 3-year performance period with 100% vesting for any earned awards.

COMPENSATION PHILOSOPHY AND GOALS

To execute on our strategy, we must attract and retain cutting edge leaders who are agile, can quickly innovate on our business strategy, and constantly enhance our product offerings. Our executive compensation program is designed to help us realize these objectives.

Specifically, the goals of our executive compensation program are to:

●	recruit, incentivize, and retain talented individuals who can develop, implement and deliver on long-term value creation strategies;
●	promote a healthy approach to risk by reinforcing our values, which serve to motivate our executives to deliver the highest level of company, team, and individual performance;
●	provide meaningful long-term incentives to align the interests of our executive officers with those of our stockholders; and
●	provide competitive compensation packages that are fair relative to peers and aligned to the market.

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Compensation-Setting Process and Peer Group

We have been undergoing a period of rapid growth, development and change in a highly competitive business and technological environment that dictates that we consider a number of factors in determining individual compensation arrangements with executives at the time we hire them, including:

●	our need to fill a particular position;
●	our financial position and growth direction;
●	the individual’s expertise and experience; and
●	the competitive nature in hiring for the position.

Role of the Compensation Committee. Our compensation committee is composed entirely of independent directors and is responsible for overseeing our executive compensation program. Our compensation committee approves compensation arrangements for our executive officers and makes recommendations to the full board of directors regarding our CEO’s compensation. In determining compensation for our executive officers, our compensation committee considers numerous factors, including:

●	recommendations of our CEO and other management (except for the CEO position);
●	the individual achievement of each executive officer;
●	competitive compensation market data (as described below);
●	the experience and contributions of our executive officers to our key business objectives;
●	internal pay equity based on the impact on our business and performance; and
●	existing equity holdings including unvested equity for each executive officer.

There is no predetermined formula or weighting of these factors. Instead, our compensation committee considers all of this information in light of our business objectives. Our compensation committee operates under a written charter adopted approved by our board of directors. The charter is available on our website at https://investor.twitterinc.com.

Role of Management. Our CEO, together with senior human resources management, reviews our executive compensation practices relative to our compensation peers (described below), other competitors for talent, and market benchmark data. At the compensation committee’s request, our CEO makes recommendations for the executive officer target compensation (other than himself). Our compensation committee believes that the CEO’s input for the compensation opportunities is critical and highly valuable because of his daily involvement with the other members of our executive team and our business. No executive officer participates directly in the final deliberations or determinations regarding their own compensation. Our senior management team also provides input on initial compensation packages for our newly hired executives.

Role of the Compensation Consultant. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2020, our compensation committee engaged with Compensia on matters relating to our compensation peer group selection as well as to provide support and specific analyses with regard to compensation data and the formulation of recommendations for executive compensation. Based on the consideration of the factors specified in the rules of the SEC and the listing standards of NYSE, and a review of these factors for 2020, the compensation committee determined that its relationship with Compensia and the independent work of Compensia on behalf of the compensation committee does not raise any conflict of interest. The compensation committee reviews the compensation consultant’s independence annually.

Use of Comparative Market Data. Each year our compensation committee reviews, with assistance from Compensia and input from management, the current compensation peer group and selection criteria used for determining the peer group. In determining which companies should be in the peer group, our compensation committee considered companies that met some or all of the following criteria: (i) software (primary) and broad technology (secondary) companies located in the United States; (ii) revenues between 0.5x and 2.5x our annual revenue; (iii) a market capitalization of 0.3x to 3.0x our market capitalization; and (iv) a preference for companies with high growth and high market capitalization to revenue multiples. We also consider cash and equity compensation data for Facebook as a reference peer.

Based on the compensation peer criteria and input from management and Compensia, the compensation committee approved the following 16 companies as the 2020 compensation peer group:

Autodesk, Inc.	ServiceNow, Inc.	VMWare, Inc.
eBay	Snap Inc.	Workday, Inc.
Electronic Arts Inc.	Splunk Inc.	Yelp Inc.
Intuit Inc.	Square, Inc.	Zillow Group, Inc.
Match Group, Inc.	Norton LifeLock, Inc.
Palo Alto Networks, Inc.	TripAdvisor, Inc.

TWITTER, INC. / 2021 Proxy Statement	49

When determining 2020 executive officer compensation opportunities, Compensia and management presented information to the compensation committee based on compensation peers and market survey data. Our compensation committee considered this information in assessing our executive compensation levels but did not engage in strict benchmarking to a fixed percentile. Instead, our compensation committee, taking into consideration the factors described above, relied on the business experience of its members and on the recommendations of management to approve compensation packages that were competitive and appropriate for our executive officers.

Elements of Compensation

The primary elements of our executive compensation program are base salary, an annual cash incentive opportunity, equity incentive awards, and employee benefits. We believe a significant portion of compensation should be performance-based, or “at risk”, reflecting our view that this best aligns our executives' interests with those of our stockholders and reinforces our “pay-for-performance” philosophy.

PAY COMPONENT	OBJECTIVE	BENEFIT TO STOCKHOLDERS
Base Salary

Provide a measure of stable fixed compensation for performance of day-to-day services

Amount reflects individual’s performance and scope of responsibilities, as well as the competitive market for executive talent

Attracts and retains talented executives with market competitive compensation
Annual Incentive Plan (Cash)	Reward achievement of annual company financial and strategic goals if we achieve pre-established goals; rewards achievement of individual performance	Attracts, motivates, and retains talented executives, and rewards short-term performance
Equity Compensation

Provides incentive to focus on stockholder value creation

Encourages pay for performance, enhances retention

Portfolio approach with a mix of time-based RSUs and performance-based RSUs vesting over multiple years

Attracts, motivates and retains talented executives, rewards long-term performance, and aligns executive interests with stockholder interests

Focus on long-term financial performance and relative stock price performance versus other companies

Benefits and Perquisites	Provide for the health and welfare of our executives and their families, for protection from unexpected loss, as well as the opportunity to save for retirement	Competitive benefits help us attract and retain talented executives

Base Salary

Our compensation committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels at the companies in our peer group as well as considering other factors as discussed in the section “Compensation Setting Process and Peer Group”. Following its review, the compensation committee made no changes to the base salaries of our NEOs in 2020. The table below reflects the annual base salaries for our NEOs during 2020.

NAME	2020 BASE SALARY RATE ($)
Jack Dorsey	1.40
Ned Segal	600,000
Vijaya Gadde	600,000
Matthew Derella	600,000
Michael Montano	600,000

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Annual Incentive Plan

Each of our NEO’s (excluding our CEO) has a target annual incentive opportunity expressed as a percentage of base salary, with a maximum opportunity of 200% of their target levels based on company and individual performance, as reflected in the table below.

NAME	2020 TARGET INCENTIVE % OF SALARY	2020 MAXIMUM INCENTIVE % OF SALARY
Jack Dorsey	—	—
Ned Segal	75%	150%
Vijaya Gadde	75%	150%
Matthew Derella	85%	170%
Michael Montano	85%	170%

For 2020, the compensation committee approved an annual incentive plan based on performance achievement against GAAP Revenue (40% weighting), Adjusted EBITDA (40% weighting) and individual performance (20% weighting). GAAP Revenue and Adjusted EBITDA were selected because we believe that growth in these measures is essential to our objective to provide superior long-term total shareholder return, and the use of both top- and bottom-line measures provides for a balanced approach. The GAAP Revenue and Adjusted EBITDA performance measures are each weighted 50%. Each corporate performance measure had a threshold level that must be met for the bonus pool to fund, and each performance measure is independent for the purpose of funding the bonus pool. Financial performance is measured against a predetermined performance and funding schedule that was approved by the compensation committee in the first quarter of 2020, and the actual program funding for 2020 was determined after financial results were certified and approved by the compensation committee after the fiscal year end.

For purposes of our Annual Incentive Plan:

“Revenue” is defined as our GAAP revenues, as may be adjusted to exclude the revenue impact for certain acquisitions during the specified performance period.

“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges, and one-time nonrecurring gain, if any, but excluding recorded costs resulting from any business acquired by us (other than acquisitions with a total deal consideration as approved by the board of directors or one of its committees and set forth in a definitive agreement of less than $20 million) during the specified performance period.

FINANCIAL PERFORMANCE MEASURE	WEIGHTING	PERFORMANCE	PERFORMANCE ($M)	FUNDING (% of TARGET)	ACTUAL 2020 FUNDING (%)
		Maximum	$4,543	200%
GAAP Revenue	50%	Target	$3,950	100%	64%
		Threshold	$3,639	50%
		<Threshold	<$3,639	0%
		Maximum	$1,896	200%
Adjusted EBITDA (before short-term incentive target)	50%	Target	$1,380	100%	0%
		Threshold	$1,110	50%
		<Threshold	<$1,110	0%
2020 Actual Plan Funding Based on Weighting					32%

The compensation committee did not exercise any discretion during the year or at the end of the year to reset the plan based on potential negative impacts from the pandemic or otherwise use discretion to fund bonus payments higher than the amounts under the plan that was approved at the beginning of 2020. The overall actual performance of both measures resulted in funding of 32%.

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The individual portion of the NEO awards are adjusted based on the assessment of the compensation committee, with input from our CEO, and the NEO’s individual performance based on their overall contributions to the business and can range between 0% and 200% of the individual funded portion of the award. No adjustments were made to the amount funded for each NEO based on corporate performance. The total annual award funding for any NEO cannot exceed 200% of such NEO’s target amount for the year.

NAME	2020 ACTUAL TOTAL FUNDING (% OF TARGET)	2020 ACTUAL TOTAL FUNDING ($)
Jack Dorsey	—	—
Ned Segal	32%	$144,000
Vijaya Gadde	32%	$144,000
Matthew Derella	32%	$163,200
Michael Montano	32%	$163,200

Equity Compensation

For 2020, most of the total target direct compensation opportunities for our executive officers (other than our CEO) was delivered through RSU and PRSU awards.

Historically, when determining the number of shares subject to an equity grant to issue under both new hire and ongoing awards, we assess the value of the awards based on a variety of potential future stock prices to attempt to mitigate the risk of materially over-compensating our executives if our stock price increases significantly. Awards that have been granted to our executive officers have been determined based on our board of directors’ or compensation committee’s business judgment regarding the appropriate level of compensation for the position as compared to those in our compensation peers or those companies that we consider direct competitors for talent, the critical nature of the position and the anticipated potential future impact, and the vested and unvested equity held by the executive.

We continue to review other equity compensation designs that align our compensation practices with our compensation peers and stockholders.

Equity Compensation Mix. We use a portfolio approach when granting equity awards to our executive officers. For 2020, the target dollar value mix of equity awards consisted of 50% time-based, 30% performance-based RSUs based on financial metrics (“Financial PRSUs”), and 20% performance-based RSUs based on TSR relative to the NASDAQ Internet Index (“TSR PRSUs”) as further outlined below:

2020 EQUITY AWARDS

FORM OF AWARD	% OF EQUITY AWARD MIX	DESCRIPTION	VESTING
Time-Based RSUs	50% of total award mix	Stock-settled awards subject to time-based vesting conditions Provides long-term stability and retention of the executive team and aligns the interests of our NEOs with stockholders	Vests over four years at a rate of 6.25% per quarter
Performance-Based RSUs	50% of total award mix ● 30% Financial PRSUs ● 20% Relative TSR PRSUs	Stock-settled awards subject to both performance-based and time-based vesting conditions Significant benefits for overachievement and significant consequences for underachievement

Earned Financial PRSUs vest one-third per year over three years following a one-year performance period

Earned Relative TSR PRSUs 100% cliff vest based on Twitter stock price performance versus the NASDAQ Internet Index following a three-year performance period

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The following table sets forth the total target value of our fiscal year 2020 NEO equity awards as determined by our compensation committee, as well as the resulting number of PRSUs (at target and maximum performance) and time-based RSUs granted in April 2020. The number of PRSUs and RSUs were calculated using the methodology described in the section titled “Equity Compensation”. Note that this table reflects the values targeted by the compensation committee; for the actual grant date fair values of these equity awards, computed in accordance with stock-based compensation accounting principles, please see “Executive Compensation—Summary Compensation Table.”

2020 EQUITY AWARDS
NAME	TOTAL TARGET VALUE OF EQUITY AWARD	FINANCIAL PRSU TARGET AWARD (#)	FINANCIAL PRSU MAXIMUM AWARD (#)	RELATIVE TSR PRSU TARGET AWARD (#)	RELATIVE TSR PRSU MAXIMUM AWARD (#)	TIME-BASED RSU AWARD (#)
Jack Dorsey	—	—	—	—	—	—
Ned Segal	$7,300,000	76,951	153,902	51,301	102,602	128,251
Vijaya Gadde	$6,600,000	69,572	139,144	46,381	92,762	115,953
Matthew Derella	$6,900,000	72,734	145,468	48,490	96,980	121,223
Michael Montano	$7,300,000	76,951	153,902	51,301	102,602	128,251

2020 RSUs. Under our 2020 time-based RSU program, the award vests over a four-year period at a rate of 6.25% per quarter subject to continued service. We believe these awards help incentivize our executives to build value that can be sustained over time with a focus on stock price performance, and that they align the interests of our executives with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. For more information relating to the granting of these RSU awards, including the vesting schedules, see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2020” table below.

2020 PRSUs. Under our 2020 performance-based RSU program, the Financial PRSU grant is earned based on results of two equally weighted and objective financial measures (GAAP Revenue and Operating Income before short term incentive target and PRSU expense) measured over a one-year performance period. Shares awarded as part of the relative TSR PRSU grant are based on Twitter’s relative TSR over a three-year performance period as compared to the TSR of the NASDAQ Internet Index over the same period of time and compared against pre-established target levels to determine the achievement of the performance goal. The earned portion of the Financial PRSU award vests one-third annually over three years from grant date upon the compensation committee’s certification of results. All earned performance share awards for the relative TSR PRSU vest in full at the end of the three-year performance period upon the compensation committee’s certification of results. Accordingly, the PRSUs align our executives’ interests with those of our stockholders over the long-term based on performance, while also providing key retention, as the shares will only be awarded to the executive if they are an employee on the vesting date.

For more information relating to the granting of these PRSU awards, including the vesting schedules, see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2020” table below.

FINANCIAL PERFORMANCE MEASURE	WEIGHTING	PERFORMANCE PERIOD	PERFORMANCE	PERFORMANCE ($M)	FUNDING (% of TARGET)	ACTUAL 2020 FUNDING (%)
			Maximum	>=$4,543	200%
GAAP Revenue	30%	FY2020	Target	$3,950	100%	64%
			Threshold	<=$3,459	0%
Operating Income (before short-term incentive target and PRSU expense)			Maximum	>=$956	200%
	30%	FY2020	Target	$440	100%	36%
			Threshold	<=$13	0%
			Maximum	>= 50% vs NASDAQ Internet Index	200%
Relative TSR vs. NASDAQ Internet Index(1)	40%	FY2020-2022	Target	Equals NASDAQ Internet Index	100%	N/A
			Threshold	<= (33%) vs. NASDAQ Internet Index	0%

(1)	The TSR measure Actual Performance target and Actual Vesting cannot be determined until the end of the performance period (January 1, 2020 – December 31, 2022).

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For purposes of our PRSUs:

“Revenue” is defined as our GAAP revenues, as may be adjusted to exclude the revenue impact for certain acquisitions during the specified performance period.

“Operating Income” is defined as net income (loss) adjusted to exclude interest and other expenses, provision (benefit) for income taxes and restructuring charges, but excluding recorded costs resulting from any business acquired by us (other than acquisitions with a total deal consideration as approved by the board of directors or one of its committees and set forth in a definitive agreement of less than $20 million) during the specified performance period.

Financial PRSUs – Fiscal Year 2020 Performance Cycle Results

The following table sets forth the total PRSUs granted to our NEOs at threshold, target and maximum award levels for the 2020 fiscal year performance period based on Revenue and Operating Income performance goals and the actual number of PRSUs that were earned and are still subject to vesting over a total 3-year period as a result of our performance against the targets:

NAMED EXECUTIVE OFFICER(1)	FINANCIAL PRSU GRANT PERFORMANCE SHARES (AT THRESHOLD)	FINANCIAL PRSU GRANT PERFORMANCE SHARES (AT TARGET)	FINANCIAL PRSU GRANT PERFORMANCE SHARES (AT MAXIMUM)	FY2020 FINANCIAL PRSU GRANT PERFORMANCE SHARES EARNED (ACTUAL)
Jack Dorsey	—	—	—	—
Ned Segal	0	76,951	153,902	38,476
Vijaya Gadde	0	69,572	139,144	34,786
Matthew Derella	0	72,734	145,468	36,367
Michael Montano	0	76,951	153,902	38,476

(1)	Mr. Dorsey declined all equity compensation in 2020.

TSR PRSUs – Fiscal Year 2019-2020 Performance Cycle Results

The following tables set forth the total PRSUs granted to our NEOs at threshold, target and maximum award levels for the 2019-2020 fiscal year performance period TSR performance goal and the actual number of PRSUs that vested as a result of our performance against the targets:

NAMED EXECUTIVE OFFICER	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT THRESHOLD)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT TARGET)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT MAXIMUM)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (ACTUAL)
Jack Dorsey	—	—	—	—
Ned Segal	0	55,600	111,200	28,912
Vijaya Gadde	0	68,800	137,600	35,776
Matthew Derella	0	16,000	32,000	8,320
Michael Montano	0	42,000	84,000	21,840

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TSR PRSUs – Fiscal Year 2020 - 2022 Performance Cycle Results

The following tables set forth the total PRSUs granted to our NEOs at threshold, target and maximum award levels for the 2020-2022 fiscal year performance period TSR performance goal:

NAMED EXECUTIVE OFFICER(1)(2)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT THRESHOLD)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT TARGET)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (AT MAXIMUM)	RELATIVE TSR PRSU GRANT PERFORMANCE GOAL (ACTUAL)
Jack Dorsey	—	—	—	—
Ned Segal	0	51,301	102,602	N/A
Vijaya Gadde	0	46,381	92,762	N/A
Matthew Derella	0	48,490	96,980	N/A
Michael Montano	0	51,301	102,602	N/A

(1)	Mr. Dorsey declined all equity compensation in 2020.

(2)	The actual performance for the PRSU grant for the 2020-2022 fiscal year performance period (TSR performance goal) cannot be determined until the end of the performance period (January 1, 2020 – December 31, 2022)

RETIREMENT AND DEFERRED COMPENSATION PLAN BENEFITS

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits. We maintain a tax qualified 401(k) retirement savings plan that contains both a pre-tax and an after-tax savings feature for the benefit of eligible U.S. employees. We provide a discretionary match of $0.50 for every dollar an employee contributes up to a maximum company contribution of $3,000. We believe that a company contribution encourages all eligible U.S. employees to contribute to long-term retirement savings. All 2020 contributions were fully vested as of their respective contribution dates and are deductible by us.

PERQUISITES AND ADDITIONAL BENEFITS

In 2020 we did not provide any perquisites to our NEOs. Our executive officers participate in the same benefits plans and programs as all other Twitter employees in the same geographies where such executive officers are based. These plans include medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, employee assistance programs, employee stock purchase plan and paid time off.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs has entered into a written, at-will employment offer letter with us.

Jack Dorsey. We entered into an executive employment letter dated June 11, 2015 with Mr. Dorsey, our Chief Executive Officer. The letter has no specific term and provides for at-will employment.

Ned Segal. We entered into an executive employment letter dated July 11, 2017 with Mr. Segal, our Chief Financial Officer. The letter has no specific term and provides for at-will employment.

Vijaya Gadde. We entered into an executive employment letter dated October 1, 2013 with Ms. Gadde, our Chief Legal Officer and Secretary. The letter has no specific term and provides for at-will employment.

Matthew Derella. We entered into an employment letter dated October 1, 2012 with Mr. Derella, our Customers Lead. The letter has no specific term and provides for at-will employment.

Michael Montano. We entered into an employment letter dated June 20, 2011 with Mr. Montano, our Engineering Lead. The letter has no specific term and provides for at-will employment.

TWITTER, INC. / 2021 Proxy Statement	55

CHANGE OF CONTROL AND SEVERANCE BENEFITS

We believe that to properly motivate and incentivize our executive team in the event of a change of control and to the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change of control and severance policy is critical. Each of our NEOs participates in our Change of Control and Involuntary Termination Protection Policy (the “Severance Policy”), which provides standardized payments and benefits to the NEOs in the event of a termination without “cause” by Twitter or termination for “good reason” by the participant, whether or not in connection with a change of control, to make these benefits consistent among the executives who have these arrangements. Our compensation committee approves all plan participants and the level of benefit applicable to each plan participant. We believe that the change of control benefits in the Severance Policy assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the change of control event.

The material terms of these post-employment arrangements are set forth in “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” below.

COMPENSATION POLICIES

Clawback Policy

We believe that it is important to foster and maintain a culture that emphasizes integrity and accountability. For this reason, we maintain a clawback policy that provides the compensation committee the ability to recover certain incentive compensation paid or payable to an executive officer in the event of a material restatement of all or a portion of our financial statements caused by or partially caused by the executive officer’s misconduct. Our Clawback Policy permits the company to require that any current or former officer of the company who is (or was) subject to Section 16 of the Exchange Act, repay certain cash-based incentive compensation or performance-based equity compensation to the company if the compensation committee determines that such participant’s actions caused or partially caused the company to restate all or a portion of its financial statements within the three-year period from the original filing date of the restated financial statements. If the compensation committee determines that any such cash-based incentive compensation or performance-based equity compensation would have been less had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such participant caused or partially caused such restatement and it is in our best interests to recover all or a portion of the excess amount of cash-based incentive compensation or performance-based equity compensation received (or to be received) by such participant, the compensation committee may seek to recover the difference between the amounts awarded or paid (or to be awarded or paid) and the amounts that would have been awarded or paid based on the restated results.

When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review and may revise our Clawback Policy to the extent required to comply with such rules.

Hedging and Pledging Policies

We have established an Insider Trading Policy, which applies to all of our employees and directors, and among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our NEOs are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

TAX AND ACCOUNTING CONSIDERATIONS

Accounting Treatment

We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our compensation committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.

Deductibility of Executive Compensation

Code Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year.

56	TWITTER, INC. / 2021 Proxy Statement

While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Taxation of Parachute Payments and Deferred Compensation

We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that they receive deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

RISK ANALYSIS OF COMPENSATION PLANS

The compensation committee engaged with Compensia to assess and determine whether the design and operation of our compensation policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on our company. In assessing our policies and practices, the following factors among others were analyzed: the design; size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation; various policies such as trading, severance, and benefits, and governance.

After reviewing the analysis performed by Compensia, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on our company.

CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAMS FOR 2021

We evaluate our executive compensation programs on an annual basis. Our compensation committee made changes to further strengthen the Annual Incentive Plan that our executive officers participate in which went into effect in 2021. Changes to the Annual Incentive Plan in 2021 plan include:

●	maintaining an emphasis on financial results and the use of rigorous threshold performance standards before any funding, but broadening the plan’s funding metrics to also include growth in monetizable daily active usage (mDAU);
●	driving accountability for our global diversity goals by tying a portion of each executive’s final payout to achievement of our global inclusion and diversity measures; and
●	reducing the discretionary impact that individual performance has on each executive’s final payout from 20% to 10%.

TWITTER, INC. / 2021 Proxy Statement	57

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Twitter’s Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee

Bret Taylor (Chair)

Fei-Fei Li

David Rosenblatt

58	TWITTER, INC. / 2021 Proxy Statement

Compensation Tables

2020 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	STOCK AWARDS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL COMPENSATION ($)
Jack Dorsey Chief Executive Officer	2020	1.40	—	—	—	—	1.40
	2019	1.40	—	—	—	—	1.40
	2018	1.40	—	—	—	—	1.40
Ned Segal Chief Financial Officer	2020	600,000	—	144,000	7,296,999	3,000	8,043,989
	2019	573,077	—	—	5,530,462	3,000	6,106,539
	2018	500,000	—	—	4,460,054	3,000	4,963,054
Vijaya Gadde Chief Legal Officer and Secretary	2020	600,000	—	144,000	6,597,261	3,000	7,344,261
	2019	573,077	—	—	7,324,526	3,000	7,900,603
	2018	498,077	—	—	11,298,824	3,000	11,799,901
Matthew Derella Customers Lead	2020	600,000	—	163,200	6,897,134	3,000	7,663,334
	2019	573,077	400,000	—	5,764,700	3,000	6,740,777
	2018	499,038	563,710	—	3,254,671	3,000	4,320,419
Michael Montano Engineering Lead	2020	600,000	—	163,200	7,296,999	—	8,060,199
	2019	532,692	—	—	6,684,420	—	7,217,112
	2018	325,769	—	270,200	17,612,977	—	18,208,946

(1)	At his own recommendation to the compensation committee and consistent with his compensation in prior years, Mr. Dorsey elected to forego any compensation for 2020 other than a base salary of $1.40.

(2)	Amounts disclosed in this column relate to (i) a one-time discretionary payment made to Mr. Derella in 2019 for no longer being eligible to participate in our Incentive Compensation Plan and (ii) commission payments made to Mr. Derella in 2018 as a participant in the Incentive Compensation Plan.

(3)	The 2020 amounts represent the amounts earned for performance under our Annual Incentive Plan during fiscal 2020 and paid in fiscal 2021. The Annual Incentive Plan is described in more detail in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Annual Incentive Plan” on page 51. The 2018 amount disclosed in this column relates to a performance bonus paid to Mr. Montano under our (non-executive) corporate bonus plan. Mr. Montano’s bonus target was 40% of his 2018 base salary and the final payout amount was determined based on the achievement of company and individual performance measures of which 75% were weighted on financial measures (Revenue and Adjusted EBITDA) (and achieved at 193% of target) and 25% were weighted on individual performance measures (and achieved at 193% of target).

(4)	Amounts disclosed in this column relate to grants of RSUs and PRSUs made under our 2013 Plan. With respect to each RSU and PRSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718. The 2020 amounts disclosed in this column include PRSUs under the 2013 Plan at the target award level for the 2020 fiscal year performance period (Financial PRSU performance goals) and the 2020-2022 fiscal year performance period (Relative TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Equity Compensation” on page 52. Grant date fair value for each RSU and PRSU was determined based on assumptions as set forth in Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the respective years in which the RSUs and PRSUs were granted, and do not reflect amounts actually paid to, or realized by, our NEOs in 2020, 2019, or 2018. For further information on the RSU and PRSU grants made in 2020 (including the threshold, target, maximum and actual award level), see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2020” table below. The amounts reported for the PRSU awards assume the probable outcome of the applicable performance conditions at the grant date (i.e., based on 100% of target level performance). If the PRSU awards were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on 200% of target level performance), the grant date fair value of PRSU awards granted in this column for 2020 would increase as follows: Mr. Segal from $3,735,468 to $7,470,937; Ms. Gadde, from $3,377,246 to $6,754,493; Mr. Derella, from $3,530,772 to $7,061,543; and Mr. Montano, from $3,735,468 to $7,470,937.

(5)	Amounts disclosed in this column include company contributions made to our NEOs’ 401(k) account, which contribution was made to all eligible employees generally.

TWITTER, INC. / 2021 Proxy Statement	59

CEO PAY RATIO

The 2020 annual total compensation of our CEO, Mr. Dorsey, was $1.40, and the 2020 annual total compensation of our median compensated employee was $205,198. Accordingly, the ratio of the annual total compensation of the CEO to our median employee was less than 0.001.

We determined our median compensated employee by taking into account annual base salary, target cash incentive compensation, and the grant date fair value of annual stock awards for our employees, excluding Mr. Dorsey, as of December 31, 2020. We annualized compensation for employees who did not work the entire year.

The pay ratio disclosure presented above is a reasonable estimate calculated in a manner consistent with Item 402 of Regulation S-K under the Securities Act. Because the SEC’s final regulations for identifying the median employee, calculating annual total compensation and determining the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to that reported by other companies.

2020 GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to our NEOs during fiscal year 2020.

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(2)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack Dorsey	—	—	—	—	—	—	—	—	—
Ned Segal	4/12/2020(3)							128,251	3,561,530
	4/12/2020(4)				0	76,951	153,902		2,136,929
	4/12/2020(5)				0	51,301	102,602		1,598,539
		0	450,000	900,000
Vijaya Gadde	4/12/2020(3)				0			115,953	3,220,015
	4/12/2020(4)				0	69,572	139,144		1,932,014
	4/12/2020(5)				0	46,381	92,762		1,445,232
		0	450,000	900,000
Matthew Derella	4/12/2020(3)				0			121,223	3,366,363
	4/12/2020(4)				0	72,734	145,468		2,019,823
	4/12/2020(5)				0	48,490	96,980		1,510,948
		0	510,000	1,020,000
Michael Montano	4/12/2020(3)				0			128,251	3,561,530
	4/12/2020(4)				0	76,951	153,902		2,136,929
	4/12/2020(5)				0	51,301	102,602		1,598,539
		0	510,000	1,020,000

(1)	Represents awards granted under our Annual Incentive Plan in fiscal year 2020. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Actual cash incentive awards earned in fiscal year 2020 by the NEOs under the Annual Incentive Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(2)	Reflects grant date fair value of RSUs and PRSUs computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 4 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the NEOs.

(3)	Reflects the award of RSUs for such NEOs as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Equity Compensation” on page 52.

(4)	Reflects the award of PRSUs at the threshold, target and maximum award levels for the 2020 fiscal year performance period (Financial PRSU performance goals) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Equity Compensation” on page 52. Further information on the threshold, target, maximum, and actual award level achievement of this PRSU award as well as descriptions of the performance goals for this PRSU award is further described in such section.

(5)	Reflects the award of PRSUs at the threshold, target and maximum award levels for the 2020-2022 fiscal year performance period (Relative TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Equity Compensation” on page 52. Further information on the threshold, target, maximum, and actual award level achievement of this PRSU award as well as descriptions of the performance goals for this PRSU award is further described in such section.

60	TWITTER, INC. / 2021 Proxy Statement

2020 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020. See the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)(2)	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)
Jack Dorsey	5/11/2011(4)	448,297	—	$3.115	5/10/2021	—	—
Ned Segal	8/25/2017(5)	—	—	—	—	138,889	7,520,839
	5/30/2018(6)	—	—	—	—	64,857	3,512,007
	3/5/2019(7)	—	—	—	—	40,000	2,166,000
	3/5/2019(8)	—	—	—	—	28,912	1,565,585
	4/12/2020(9)	—	—	—	—	104,204	5,642,647
	4/12/2020(10)	—	—	—	—	38,476	2,083,475
	4/12/2020(11)	—	—	—	—	102,602	5,555,898
Vijaya Gadde	5/30/2018(12)	—	—	—	—	77,828	4,214,386
	3/5/2019(13)	—	—	—	—	65,000	3,519,750
	3/5/2019(8)	—	—	—	—	35,776	1,937,270
	4/12/20209(9)	—	—	—	—	94,212	5,101,580
	4/12/2020(10)	—	—	—	—	34,786	1,883,662
	4/12/2020(11)	—	—	—	—	92,762	5,023,062
Matthew Derella	5/30/2018(14)	—	—	—	—	71,342	3,863,169
	3/5/2019(15)	—	—	—	—	146,000	7,905,900
	3/5/2019(8)	—	—	—	—	8,320	450,528
	4/12/2020(9)	—	—	—	—	98,494	5,333,450
	4/12/2020(10)	—	—	—	—	36,367	1,969,273
	4/12/2020(11)	—	—	—	—	96,980	5,251,467
Michael Montano	4/4/2018(16)	—	—	—	—	78,089	4,228,519
	7/26/2018(17)	—	—	—	—	69,014	3,737,108
	3/5/2019(18)	—	—	—	—	111,000	6,010,650
	3/5/2019(8)	—	—	—	—	21,840	1,182,636
	4/12/2020(9)	—	—	—	—	104,204	5,642,647
	4/12/2020(10)	—	—	—	—	38,476	2,083,475
	4/12/2020(11)	—	—	—	—	102,602	5,555,898

TWITTER, INC. / 2021 Proxy Statement	61

(1)	Each of the outstanding equity awards was granted pursuant to our 2007 Equity Incentive Plan (“2007 Plan”) or 2013 Plan.

(2)	The exercise price for stock options granted was the fair market value of a share of common stock on the date of grant.

(3)	This column represents the fair market value of the shares of our common stock underlying the RSUs and PRSUs as of December 31, 2020, based on the closing price of our common stock, as reported on the NYSE, of $54.15 per share on December 31, 2020.

(4)	All of the shares of common stock subject to this option were fully vested as of May 9, 2015. The 448,297 shares underlying unexercised options listed in the table were exercised in 2021 and are no longer outstanding as of the date of this proxy statement.

(5)	250,000 shares of our common stock underlying the RSUs vested on September 1, 2018 and 44,444 shares of our common stock underlying the RSUs vested on December 1, 2018; 25% of 222,222 shares of our common stock underlying the RSUs vested on March 1, 2019, and then quarterly thereafter for the remaining three quarters; 25% of 138,889 shares of our common stock underlying the RSUs vested on March 1, 2020 and then quarterly thereafter for the remaining three quarters; and 25% of 138,889 shares of our common stock underlying the RSUs will vest on March 1, 2021, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(6)	25% of 43,238 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; and 25% of 21,619 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(7)	25% of 40,000 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(8)	PRSUs granted for 2019-2020 performance period (Relative TSR performance goal) reported at the actual payout level.

(9)	RSUs vest quarterly subject to continued service through each vesting date (at a rate of 6.25% of the total RSUs awarded on date of grant).

(10)	PRSUs granted for 2020 performance period (Financial PRSU performance goals) reported at the actual payout level.

(11)	PRSUs granted for 2020-2022 performance period (Relative TSR performance goal) reported at the maximum payout level.

(12)	25% of 162,162 shares of our common stock underlying the RSUs vested on February 1, 2020, and then quarterly thereafter for the remaining three quarters; 25% of 51,885 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; and 25% of 25,943 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(13)	25% of 15,000 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; 25% of 50,000 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(14)	25% of 47,561 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; and 25% of 23,781 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(15)	25% of 81,000 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; and 25% of 65,000 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(16)	33.33% of 8,127 shares of our common stock underlying the RSUs vested on May 1, 2018, and then quarterly thereafter for the remaining two quarters; 25% of 7,103 shares of our common stock underlying the RSUs vested on February 1, 2019, and then quarterly thereafter for the remaining three quarters; 25% of 5,170 shares of our common stock underlying the RSUs vested on February 1, 2020, and then quarterly thereafter for the remaining three quarters, 25% of 52,059 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters, and 25% of 26,030 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(17)	25% of 56,863 shares of our common stock underlying the RSUs vested on February 1, 2020, and then quarterly thereafter for the remaining three quarters, 25% of 50,350 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters, and 25% of 18,664 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

(18)	25% of 37,000 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining three quarters; 25% of 37,000 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining three quarters; 25% of 37,000 shares of our common stock underlying the RSUs will vest on February 1, 2023, and then quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.

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2020 STOCK VESTED AND OPTION EXERCISES

The following table sets forth the number of shares of common stock acquired during 2020 by our NEOs upon the vesting of RSU and PRSU awards and the value realized upon such vesting and, for Mr. Dorsey, the value realized upon the exercise of stock options.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)(1)	VALUE REALIZED ON EXERCISE ($)(2)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(3)	VALUE REALIZED ON VESTING ($)(4)
Jack Dorsey	1,551,703	67,212,015	—	—
Ned Segal	—	—	272,113	9,949,413
Vijaya Gadde	—	—	322,367	11,278,571
Matthew Derella	—	—	251,009	8,750,565
Michael Montano	—	—	381,528	13,356,976

(1)	Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2020.

(2)	Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on the NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.

(3)	Reflects the aggregate number of shares of common stock underlying (i) RSU awards that vested in 2020 and (ii) PRSUs under the 2013 Plan earned for the 2018-2019 fiscal year performance period (Relative TSR performance goal) and the 2019 fiscal year performance period (Financial PRSUs performance goals) that vested in 2020. Of the number of shares of common stock shown for Mr. Segal, Ms. Gadde, Mr. Derella, and Mr. Montano, 128,960, 155,375, 128,625, and 176,418, respectively, were withheld or sold to pay taxes due in connection with the vesting.

(4)	Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date prior to the day of vesting, or if such day falls on a weekend or holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Segal, Ms. Gadde, Mr. Derella and Mr. Montano, $5,226,114, $5,831,324, $4,256,105, and $7,171,108, respectively, represents net proceeds after shares withheld or sold for taxes.

Potential Payments Upon Termination or Change of Control

All of our NEOs (other than Mr. Dorsey) participate in our Severance Policy, which provides standardized payments and benefits to the NEOs in the event of an Involuntary Termination (as defined in the Severance Policy) either in connection with a Change of Control (“CIC”) (as defined in the Severance Policy) or during normal course of business in order to make these benefits consistent among the executives who have these arrangements. The compensation committee approves all participants under the Severance Policy and the level of benefit applicable to each participant. In the case of a Change of Control event, we believe that these arrangements assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the Change of Control event. We do not have any requirement to make payments simply based on the occurrence of a Change of Control (“single trigger” provisions). The Severance Policy does include a “double” trigger provision meaning that both a Change of Control and termination of employment must occur for the participant to receive the benefit. The material terms of these post-employment arrangements are set forth below, but generally each of our NEOs who signs and does not revoke our standard separation agreement and release of claims, which currently includes non-solicitation, non-disparagement and confidentiality conditions in connection with an Involuntary Termination of employment would be entitled to benefits, as specified in the participation agreement between that eligible employee and Twitter, as follows: (i) a lump sum severance payment equal to 100% of such eligible employee’s annual base salary in connection with a Change of Control, and a lump sum severance payment equal to 100% of such eligible employee’s annual base salary not in connection with a Change of Control, (ii) payment for up to 12 months under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums to continue health insurance coverage for such eligible employee and their eligible dependents that were covered under our healthcare plan in connection with a Change of Control, and 6 months of such premiums upon a qualifying employment termination not in connection with a Change of Control, and (iii) acceleration of vesting of 50% (or 100% in the case of our CFO) of the shares underlying all unvested equity awards held by such eligible employee immediately prior to such Involuntary Termination in connection with a Change of Control, and at least 12.5% for all eligible employees for a qualifying employment termination not in connection with a Change of Control. The compensation committee reviews the equity acceleration percentage for each participant and will adjust as and when necessary to align with peer company practices. Mr. Dorsey declined to participate in our Severance Policy.

TWITTER, INC. / 2021 Proxy Statement	63

NAME	% OF BASE SALARY UPON TERMINATION AS A RESULT OF A CIC	% OF ACCELERATED VESTING UPON TERMINATION AS A RESULT OF A CIC	% OF BASE SALARY UPON TERMINATION NOT IN CONNECTION WITH A CIC	% OF ACCELERATED VESTING UPON TERMINATION NOT IN CONNECTION WITH A CIC
Ned Segal	100%	100%	100%	12.5%
Vijaya Gadde	100%	50%	100%	12.5%
Matthew Derella	100%	50%	100%	12.5%
Michael Montano	100%	50%	100%	12.5%

The table below outlines the estimated amount of payments and benefits that we would provide to our NEOs assuming that their employment was terminated as of December 31, 2020 (including in connection with a Change of Control) and the price per share of common stock was $54.15, the closing market price on December 31, 2020.

The employment of the NEOs did not actually terminate on December 31, 2020, nor did Twitter incur a Change of Control on December 31, 2020. As a result, the NEOs did not receive any of the amounts shown in the table below. The actual amounts to be paid to a NEO in connection with a termination event or a Change of Control event can only be determined at the time of such termination event.

Each NEO is entitled to receive amounts earned during the term of employment regardless of the manner of termination. These amounts include accrued base salary and other employee benefits to which the NEO was entitled on the date of termination and are not shown in the table below. None of our NEOs are currently entitled to retirement benefits or additional benefits upon voluntary termination, death or disability.

EXECUTIVE	PAYMENT ELEMENTS	INVOLUNTARY TERMINATION AS A RESULT OF A CIC ($)	INVOLUNTARY TERMINATION NOT IN CONNECTION WITH A CIC ($)
Ned Segal	Salary	600,000	600,000
	PRSUs(1)	9,955,586	1,244,448
	RSUs	18,841,493	2,355,187
	Health Coverage(2)	28,142	14,071
	Total	29,425,221	4,213,706
Vijaya Gadde	Salary	600,000	600,000
	PRSUs(1)	5,002,187	1,250,547
	RSUs	6,417,858	1,604,465
	Health Coverage(2)	27,487	13,744
	Total	12,047,532	3,468,756
Matthew Derella	Salary	600,000	600,000
	PRSUs(1)	3,715,340	928,835
	RSUs	8,551,260	2,137,815
	Health Coverage(2)	27,918	13,959
	Total	12,894,518	3,680,609
Michael Montano	Salary	600,000	600,000
	PRSUs(1)	4,609,573	1,152,393
	RSUs	9,809,462	2,452,366
	Health Coverage(2)	9,128	4,564
	Total	15,028,163	4,209,323

(1)	Represents conversion of target number of PRSUs into RSUs on a one for one basis pursuant to the terms of the Severance Policy. Includes PRSUs under the 2013 Plan at the target award level for the 2020 fiscal year performance period (Financial PRSUs performance goals) and 2020-2022 fiscal year performance period (Relative TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy and Goals—Equity Compensation” on page 52.

(2)	Represents six months of Twitter-paid insurance coverage under COBRA in the case of an Involuntary Termination not associated with a CIC and twelve months of Twitter paid insurance coverage in the case of an Involuntary Termination associated with a CIC.

64	TWITTER, INC. / 2021 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020 including our Twitter, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). No warrants are outstanding under any of the foregoing plans. We refer to these plans collectively as our “Equity Compensation Plans.”

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	39,061,296(1)	$19.28(2)	266,549,995(3)
Equity compensation plans not approved by security holders(4)	60,611	$11.87
Total	39,121,907	$18.97	266,549,995

(1)	This amount includes the following shares that may be issued under the 2007 Equity Incentive Plan (“2007 Plan”), 2013 Plan and 2016 Equity Incentive Plan (“2016 Plan”):

•	shares that may be issued in connection with outstanding stock options; and
•	shares that may be issued in connection with stock awards.

(2)	Indicates a weighted average price for 1,375,797 outstanding options under our 2007 Plan and 2013 Plan. It does not take into account the shares of our common stock underlying RSUs and PRSUs, which have no exercise price.

(3)	As of December 31, 2020, an aggregate of 217,933,531 shares remained available for issuance under the 2013 Plan and 2016 Plan and 48,616,464 shares remained available for future issuance under the Purchase Plan. Permissible awards under the 2013 Plan and 2016 Plan include incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares. In addition, our 2013 Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2023, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 60,000,000 shares, (ii) 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. The Purchase Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2033, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 11,300,000 shares, (ii) 1% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2021, the number of shares available for issuance under our 2013 Plan and the Purchase Plan increased by 39,798,769 shares and 7,959,753 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(4)	Includes shares of common stock to be issued upon exercise of outstanding stock options under the following plans which have been assumed by us in connection with certain of our acquisition transactions: CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan, Crashlytics, Inc. 2011 Stock Plan, Gnip, Inc. 2008 Incentive Plan, as amended, MoPub Inc. 2010 Equity Incentive Plan, Smyte Inc. Amended and Restated 2014 Stock Option and Grant Plan,TellApart, Inc. 2009 Stock Plan, and CrossInstall Inc. 2014 Equity Incentive Plan.

TWITTER, INC. / 2021 Proxy Statement	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of the Record Date for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and named executive officers as a group; and
•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on [_____] shares of our common stock outstanding as of the Record Date. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date or issuable pursuant to RSUs and PRSUs which are subject to vesting conditions expected to occur within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock option, RSU or PRSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Named Executive Officers and Directors:
Jack Dorsey(1)	[_____]	[_____]%
Omid R. Kordestani(2)	[_____]	*
Ned Segal(3)	[_____]	*
Vijaya Gadde(4)	[_____]	*
Matthew Derella(5)	[_____]	*
Michael Montano(6)	[_____]	*
Jesse Cohn(7)	[_____]	*
Egon Durban(8)	[_____]	*
Martha Lane Fox(9)	[_____]	*
Fei-Fei Li(10)	[_____]	*
Patrick Pichette(11)	[_____]	*
David Rosenblatt(12)	[_____]	*
Bret Taylor(13)	[_____]	*
Robert Zoellick(14)	[_____]	*
All executive officers and directors as a group (14 persons)(15)	[_____]	[_____]%
Other 5% Stockholders:
The Vanguard Group(16)	83,109,525	10.45%
BlackRock, Inc.(17)	53,086,357	6.70%
Morgan Stanley and Morgan Stanley Investment Management, Inc.(18)	64,287,588	8.10%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Consists of (i) [_______] shares held of record by the Jack Dorsey Revocable Trust dated December 8, 2010, for which Mr. Dorsey serves as trustee and (ii) [_____] shares held of record by the Jack Dorsey 2010 Remainder Trust, for which Mr. Dorsey serves as trustee.

66	TWITTER, INC. / 2021 Proxy Statement

(2)	Consists of (i) [______] shares held of record by Mr. Kordestani and (ii) [______] shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested.

(3)	Consists of (i) [______] shares held of record by Mr. Segal and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(4)	Consists of (i) [______] shares held of record by Ms. Gadde and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(5)	Consists of (i) [______] shares held of record by Mr. Derella and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(6)	Consists of (i) [______] shares held of record by Mr. Montano and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(7)	Consists of (i) [_____] shares held of record by Mr. Cohn and (ii) [_____] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(8)	Consists of (i) [_____] shares held of record by Mr. Durban and (ii) [_____] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(9)	Consists of (i) [______] shares held of record by Ms. Lane Fox and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(10)	Consists of (i) [_____] shares held of record by Dr. Li and (ii) [_____] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(11)	Consists of (i) [______] shares held of record by Mr. Pichette and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(12)	Consists of (i) [______] shares held of record by Mr. Rosenblatt (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(13)	Consists of (i) [______] shares held of record by Mr. Taylor and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(14)	Consists of (i) [______] shares held of record by Mr. Zoellick and (ii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(15)	Consists of (i) [______] shares held of record by our current directors and executive officers, (ii) [______] shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) [______] shares issuable upon vesting of RSUs within 60 days of the Record Date.

(16)	According to the information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G/A filed with the SEC on February 10, 2021, Vanguard beneficially owns an aggregate of 83,109,525 shares, which consists of (i) no shares as to which it has sole voting power, (ii) 1,274,514 shares as to which it has shared voting power, (iii) 79,677,742 shares as to which it has sole dispositive power and (iv) 3,431,783 shares as to which it has shared dispositive power. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.

(17)	According to the information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A filed with the SEC on February 1, 2021, BlackRock beneficially owns an aggregate of 53,086,357 shares, which consists of (i) 46,173,184 shares as to which it has sole voting power and (ii) 53,086,357 shares as to which it has sole dispositive power. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(18)	According to the information reported by Morgan Stanley and Morgan Stanley Investment Management, Inc. on a Schedule 13G/A jointly filed with the SEC on February 12, 2021, (i) Morgan Stanley beneficially owns an aggregate of 64,287,588 shares, which consists of (A) 57,640,300 shares as to which it has shared voting power and (B) 64,287,588 shares as to which it has shared dispositive power and (ii) Morgan Stanley Investment Management, Inc. beneficially owns an aggregate of 64,287,588 shares, which consists of (A) 57,640,300 shares as to which it has shared voting power and (B) 64,287,588 shares as to which it has shared dispositive power. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036 and the address of Morgan Stanley Investment Management, Inc. is 522 5th Avenue 6th Floor New York, NY 10036.

TWITTER, INC. / 2021 Proxy Statement	67

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Jack Dorsey, our Chief Executive Officer and a member of our board of directors, also serves as a director and President and Chief Executive Officer of Square, Inc. (“Square”). During the year ended December 31, 2020, Square purchased approximately $2,800,000 of advertising services from us, including direct purchases and purchases through agencies. Our audit committee reviewed and approved these transactions pursuant to our related person transactions policy.

We entered into an agreement with Square pursuant to which Square will pay Twitter for certain security services provided by Twitter when Jack Dorsey is acting on behalf of Square or on behalf of both companies. Payments are based on an agreed-upon hourly rate. We did not receive any material payments under this agreement in 2020. Our audit committee reviewed and approved this agreement pursuant to our related person transactions policy.

In December 2020, we renewed our enterprise agreement with salesforce.com, inc. (“Salesforce”) pursuant to which Twitter committed to spend approximately $32,000,000 for business process management services over a two-year term beginning on January 1, 2021. Bret Taylor, a member of our board of directors, is President and Chief Operating Officer of Salesforce. Our audit committee reviewed and approved the agreement pursuant to our related person transactions policy.

We have agreements with Silver Lake and Elliott Management described in the section entitled “Agreements with Silver Lake and Elliott Management”. Our directors Egon Durban and Jesse Cohn are affiliated with Silver Lake and Elliott Management, respectively.

The sister of Vijaya Gadde, our Chief Legal Officer and Secretary, is employed by us as Senior Manager, MoPub. Her total annual salary and other cash compensation is approximately $297,000, and she receives benefits consistent with other employees serving in the same capacity. In addition, she received grants totaling 3,479 RSUs during the year ended December 31, 2020.

Other than as described above, since January 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or ratifying related person transactions. We have a formal written policy providing that a related person transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related person transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. Our audit committee has determined that certain transactions will be deemed to be pre-approved by our audit committee, including certain executive officer and director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our audit committee may approve the transaction and the transaction may be ratified by our audit committee in accordance with our formal written policy.

68	TWITTER, INC. / 2021 Proxy Statement

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the following delinquent reports (i) a Form 4 for Michael Montano (filed with the SEC on February 24, 2020) and (ii) a Form 4 for Ned Segal (filed with the SEC on March 16, 2020).

Fiscal Year 2020 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investor.twitterinc.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about Twitter’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, product initiatives, and product experiments; strategies for improving safety and expectations regarding the application of its abuse rules.

*  *  *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California

April ___, 2021

TWITTER, INC. / 2021 Proxy Statement	69

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TWITTER, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Twitter, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

1. Article V, Section C. of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“C. Terms of Office. Commencing with the annual meeting of stockholders held in 2022, directors shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders; provided, however, that any director elected or appointed prior to the 2022 annual meeting of stockholders shall complete the three-year term to which such director has been elected or appointed. The term for each Class III director shall expire at the 2022 annual meeting of stockholders; the term for each Class I director shall expire at the 2023 annual meeting of stockholders; and the term for each Class II director shall expire at the 2024 annual meeting of stockholders. The division of directors into classes shall terminate at the 2024 annual meeting of stockholders.”

2. Article V, Section D. of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“D. Removal; Vacancies. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office in the manner provided in Section 141(k) of the DGCL. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, and not by stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and shall remain in office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged by its duly authorized officer on this _____ day of _____, 2021.

TWITTER, INC.

By:
Name:
Title: